EXHIBIT 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange

Commission pursuant to a Confidential Treatment Request filed with the Commission.

LAUNCH SERVICES AGREEMENT

FOR THE LAUNCHING INTO

GEOSTATIONARY TRANSFER ORBIT

OF THE JUPITER SATELLITE

BY AN ARIANE 5 LAUNCH VEHICLE

Commercial in Confidence

DC/D/JBR/VSH/C10-004

LAUNCH SERVICES AGREEMENT

This Launch Services Agreement is entered into:

BY AND BETWEEN

Hughes Network Systems, LLC (“Hughes”) hereinafter referred to as “CUSTOMER”, a company duly organized and validly existing under the laws of the State of Delaware, with principal offices located at 11717 Exploration Lane, Germantown, Maryland 20876,

On the one hand

AND

ARIANESPACE, a company organized under the laws of France with principal offices located at Boulevard de l’Europe, B.P. 177, 91006 Evry-Courcouronnes CEDEX, France, hereinafter referred to as “ARIANESPACE”,

On the other hand

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DC/D/JBR/VSH/C10-004

CONTENTS

PART I

TERMS AND CONDITIONS

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DC/D/JBR/VSH/C10-004

PART II

A N N E X E S

ANNEX 1	STATEMENT OF WORK

	Part 1	LAUNCH SPECIFICATIONS

	Part 2	ARIANESPACE TECHNICAL COMMITMENTS

	Part 3	CUSTOMER’S TECHNICAL COMMITMENTS

	Part 4	DOCUMENTATION AND REVIEWS

	Part 5	GENERAL RANGE SUPPORT (GRS) AND OPTIONAL SERVICES

ANNEX 2	ESA - ARIANESPACE ARRANGEMENT (EXTRACT)

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PART I

TERMS AND CONDITIONS

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RECITALS

WHEREAS	CUSTOMER has approached ARIANESPACE with a view to launching the Jupiter Satellite(s), and

WHEREAS	ARIANESPACE has proposed to CUSTOMER a Double Launch by means of the ARIANE 5 launch vehicle, and

WHEREAS	CUSTOMER has selected a Double Launch, being aware of the particular constraints involved in such a launch, and

WHEREAS	CUSTOMER and ARIANESPACE, aware of the constraints and risks involved in any Launch operation and of the complex nature of the technologies involved, have reached an agreement in accordance with the terms and conditions set forth herein,

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NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

ARTICLE 1 - DEFINITIONS

In this Agreement capitalized terms shall have the meanings set forth in this Article:

Affiliate means any entity Controlling, Controlled by or under common Control with the CUSTOMER.

Agreement means this Agreement as defined in Article 3 hereof.

Associated Services means those supplementary launch services specified in Sub-paragraphs 4.1.2 and 4.1.3 hereof.

Associates means any individual or legal entity, whether organized under public or private law, who or which shall act, directly or indirectly, on behalf of or at the direction of either Party to this Agreement or on behalf of the Third Party Customer(s) of ARIANESPACE to fulfill the obligation undertaken by such Party pursuant to this Agreement or by the Third Party Customer(s) of ARIANESPACE, including, without limitation, any employee, officer, director or agent of either Party, and of the Third Party Customer(s) of ARIANESPACE, and their respective Affiliates, contractors, subcontractors and suppliers at any tier.

For the purpose of the definition of Third Party and Article 14:

a)	any individual or legal entity governed by private or public law that has directed ARIANESPACE to proceed with the Launch or has any interest in the Launch, including, without limitation, a legal interest in the Launch Vehicle, shall be deemed to be an Associate of ARIANESPACE;

b)	any individual or legal entity governed by private or public law that has directed CUSTOMER to proceed with the Launch or has any interest in the Satellite to be launched, including, without limitation, insurers, any person or entity to whom CUSTOMER has sold or leased, directly or indirectly, or otherwise agreed to provide any portion of the Satellite or Satellite service, shall be deemed to be an Associate of CUSTOMER;

c)	any individual or legal entity governed by private or public law, that has directed the Third Party Customer(s) of ARIANESPACE to proceed with the launch, or has any interest in the satellite(s) of the Third Party Customer(s) to be launched, including without limitation, insurers, any person or entity to whom the Third Party Customer(s) has sold or leased, directly or indirectly, or otherwise agreed to provide any portion of the satellite(s) or satellite(s) services shall be deemed to be an Associate of the Third Party Customer(s) of ARIANESPACE.

Base Rate means the [***].

Commercial Insurance Market means the providers of insurance or reinsurance for first party space-related risks on a regular basis that are not affiliated with or controlled directly or indirectly by CUSTOMER.

Control (or Controlling or Controlled by) means direct or indirect ownership of over fifty (50%) of the issued share capital of an entity.

Dedicated Launch means a Launch performed on a Launch Vehicle the only payload of which consists of CUSTOMER’s Satellite.

Deviation means non-compliance with the specifications included in the D.C.I. (Document de Contrôle des Interfaces / Interface Control Document, including its reference documents, applicable documents and annexes) with respect to:

a)	the performance of the various systems of the Launch Vehicle; and/or the environmental conditions to which the Satellite was subjected during the period from the instant when the Launch occurred until the instant when the activation of either the propulsion and/or orientation systems of the Satellite should have occurred;

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and/or

b)	the behavior of the satellite of a Third Party Customer(s) of ARIANESPACE from the instant when the Launch occurred until the earlier of the following:

•	the instant when the propulsion and/or orientation systems of the satellite(s) of the Third Party Customer(s) of ARIANESPACE are activated, or

•	the instant when the activation of either the propulsion and/or orientation systems of the Satellite should have occurred.

Double Launch means a Launch performed on a Launch Vehicle the payload of which consists of TWO (2) satellites including the Satellite supplied by CUSTOMER.

Events of Force Majeure means events (such as but not limited to fires, earthquakes, floods, bad weather and other Acts of God, wars, whether or not declared, social uprisings, and governmental or administrative measures), which are beyond the reasonable control and without the fault or negligence of a Party or its Associates that impede the execution of the obligations of such Party or its Associates, including, but without limitation, the accomplishment of the Launch within the Launch Period, Slot, Day, Window or at Launch Time, provided such difficulties may not be overcome using reasonable efforts to establish work-around plans, payment of expedited fees, alternate sources or other means by the affected Party or its affected Associates and provided further that the affected Party provides the other Party with written notice thereof as soon as possible but in no event later than the earlier of ten (10) days after learning the occurrence of such an event or thirty (30) days of the occurrence of such an event. Notwithstanding anything to the contrary in the foregoing, any failure by a subcontractor to meet its obligations to ARIANESPACE, or any delay due to labor shortages, defective tooling, transportation difficulties, equipment failure or breakdowns, lockouts, or inability to obtain materials shall not constitute an Event of Force Majeure (except where such circumstance is itself caused by a Force Majeure event), and shall not relieve ARIANESPACE from meeting any of its obligations under this Agreement. The Parties shall use reasonable efforts to minimize the effect of any Events of Force Majeure. In the event a Party claims an Event of Force Majeure, such Party’s written notice called for above shall include a detailed description of the portion of the Work (or other obligations) known to be affected by such delay, as well as a proposed work-around plan reasonably satisfactory to the other Party. The work-around plan shall: (1) set forth the affected Party’s reasonable efforts to mitigate the effect of any such Event of Force Majeure and include a schedule for such mitigation; and (2) contain sufficient detail for the other Party to be able to evaluate such plan. If appropriate, such work-around plan shall use work-around schedules, payment of expedited fees, twenty four (24) hour operations, and the use of alternate subcontractors (to be approved by CUSTOMER if required under this Agreement). In the event of an Event of Force Majeure, the applicable requirement shall be extended for such period as is supported by the evidence provided and the Payment Milestone Schedule shall be adjusted accordingly; provided, however, the occurrence of an Event of Force Majeure shall in no event entitle ARIANESPACE to an increase in the price for the Launch Services and, in the event of ARIANESPACE is the affected Party, CUSTOMER shall not be responsible for any expedited fees. Any adjustment of time appropriate for an Event of Force Majeure and the Payment Milestone Schedule shall be formalized promptly by the execution of a mutually acceptable amendment to this Agreement.

Guarantee Amount means an amount equivalent to [***] of the price specified in Sub-paragraph 8.1.1 of Article 8 hereof.

L means, except otherwise specified in the Agreement, the first day of the most recently agreed Launch Period, Launch Slot or Launch Day (as applicable).

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Launch or Launching means the order of ignition of solid propellant booster(s) if such event follows ignition of the Vulcain engine of the Launch Vehicle that has been integrated with the Satellite supplied by CUSTOMER and with other satellite(s).

Launch Abort means the launch operations of the Launch Vehicle that has been integrated with the Satellite supplied by CUSTOMER and with other satellite(s) supplied by the Third Party Customer(s) of ARIANESPACE with subsequent ignition of the Vulcain engine without the Launch occurring.

Launch Base means the ARIANE launch base in Kourou, French Guiana, including all its facilities and equipment.

Launch Day or Launch Date means a calendar day (established for the Launch pursuant to this Agreement) within the Launch Slot during which the Launch Window is open.

Launch Failure means:

a)	that the Satellite is destroyed or lost during the period extending from the instant when the Launch occurred and the instant when the Satellite is separated from the Launch Vehicle, or that such Satellite cannot be separated from the Launch Vehicle; or

b)	the occurrence due to a Deviation of a reduction, expressed as a percentage, of more than LFF of the operational capability of the Satellite for CUSTOMER’s intended communication purposes, using reasonable business judgment.

Where LFF is the percentage specified in the insurance policy procured by CUSTOMER on the Commercial Insurance Market to define a constructive total loss providing for the payment of the full amount of insurance with application of the determination mode of the degradation factor as provided for in the second section of the definition of the term “Loss Quantum”.

However, if CUSTOMER does not procure any insurance policy on the Commercial Insurance Market, the constructive total loss percentage shall be equal to SEVENTY FIVE (75%).

Launch Manifest means the agreed-to Launch Periods and Launch Slots of all ARIANESPACE customers, including CUSTOMER.

Launch Opportunity means the availability to CUSTOMER of a Satellite position within a Launch Period or Launch Slot for a Launch on a Launch Vehicle provided that the other allocated satellite(s) have a launch mission and a satellite mission compatible with that of CUSTOMER’s Satellite in accordance with Part 1 of Annex 1 to this Agreement. Such availability is linked to the time required to complete the mission analysis studies and to select the Launch Vehicle/Satellite configuration.

Launch Period or Period means [***].

Launch Rank means the chronological position of the Satellite in the order of all satellite(s) to be launched by ARIANESPACE, based on the Launch Period or Launch Slot agreed for the CUSTOMER’ Satellite provided for herein (as the same may from time to time be postponed pursuant to this Agreement) and by reference to the Launch Period or Launch Slot agreed for other customers of ARIANESPACE (as the same may from time to time be postponed pursuant to the agreements between ARIANESPACE and its other customers).

Launch Risk Guarantee (LRG) means the guarantee consisting of the Refund Option described in Paragraph 4.3 of Article 4 of this Agreement.

Launch Services means the services to be provided by ARIANESPACE as specified in (i) Part 2 and Part 4 of Annex 1 to this Agreement and (ii) Paragraphs 4.1 and 4.3 hereof.

Launch Slot or Slot means a period of [***] within a Launch Period with daily Launch Window possibilities.

Launch Time means the instant, within the Launch Window, that the ignition of the first stage engine(s) is scheduled to take place, as defined in hours, minutes and seconds (GMT Universal Time). The initial Launch Time shall commence immediately upon the opening of the Launch Window.

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Launch Vehicle means an ARIANE 5 launch vehicle chosen by ARIANESPACE to perform the Launch.

Launch Vehicle Mission or Launch Mission means the mission assigned to the Launch Vehicle as defined in Part 1 of Annex 1 to this Agreement.

Launch Window means a time period as defined in Sub-paragraph 2.3 of Part 1 of Annex 1 to this Agreement.

Loss Quantum means, for purposes of the Launch Risk Guarantee, the degradation factor of the Satellite resulting from the application of the determination mode of the loss quantum provided for in the insurance policy with the higher coverage, as delivered by CUSTOMER to ARIANESPACE on or prior to [***] months. If a different determination mode is further agreed with the Commercial Insurance Market, for that policy with higher cover, this new determination mode shall consequently apply; it being understood that CUSTOMER shall promptly inform ARIANESPACE, and in any event before the Launch has occurred of any change, provided, that, if CUSTOMER has taken out, either in insurance or in reinsurance, on the Commercial Insurance Market for at least EIGHTY PERCENT (80%) of the amount of insurance placed for the satellite, one or more policy(ies) of launch insurance, the determination mode of the loss quantum provided for in the insurance policy with the higher coverage, as delivered by CUSTOMER to ARIANESPACE on or prior to [***], shall apply. If a different determination mode is further agreed with the Commercial Insurance Market, for that policy with higher cover, this new determination mode shall consequently apply; it being understood that CUSTOMER shall promptly inform ARIANESPACE, and in any event before the Launch has occurred of any change.

Partial Failure means, for purposes of the Launch Risk Guarantee, the occurrence due to a Deviation of a reduction of more than a percentage defined as PFF but not more than LFF of the operational capability of the Satellite for CUSTOMER’s intended communication purposes, using reasonable business judgment.

Where PFF is TWENTY PERCENT (20%), unless CUSTOMER procures on the Commercial Insurance Market a policy of launch insurance with consequent application of the determination mode of the degradation factor as provided for in the definition of the term “Loss Quantum”, in which case PFF shall mean the percentage specified in the insurance policy to define a partial loss. Said reduction of the operational capability shall be determined by using the Loss Quantum.

Party or Parties means CUSTOMER or ARIANESPACE or both according to the context in which the term is used.

Postlaunch Services means (i) the reports and range services as specified in Parts 2, 4 and 5 of Annex 1 to this Agreement that are to be provided to CUSTOMER by ARIANESPACE after the Launch and (ii) the services provided for in Paragraph 4.3 hereof.

Refund Option means the option available to CUSTOMER providing for a payment from ARIANESPACE subject to the conditions specified in Sub-paragraph 4.3.3 of Article 4 hereof.

Replacement Launch means a Launch subject to Article 13 hereof subsequent to a previous Launch that, for any reason whatsoever, has not accomplished the Launch Vehicle Mission or the Satellite Mission.

Satellite (referred to as Spacecraft in Annex 1 to this Agreement) means a spacecraft supplied by CUSTOMER that is compatible with the Launch Vehicle and the Launch Vehicle Mission, and that meets the specifications set forth in Part 1 of Annex 1 to this Agreement.

Satellite Mission means the mission assigned to the Satellite by CUSTOMER after separation from the Launch Vehicle.

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Scientific Satellite(s) or Scientific Mission means (a) national, European and other international satellite programmes with specific missions imposing scheduling constraints justifying an absolute priority on a particular launch window outside of which the launch mission cannot be achieved, such as, for example, planetary or “rendez-vous” missions.

Services means any and all services to be provided by ARIANESPACE under this Agreement.

Third Party means any individual or legal entity other than the Parties, any Third Party Customer(s) of ARIANESPACE and their respective Associates.

Third Party Customer(s) of ARIANESPACE means other customer(s) of ARIANESPACE that use(s) ARIANESPACE’s launch services for the same Launch as CUSTOMER for the launching of a main satellite.

U.S. Export Authorizations means the Technical Assistance Agreement issued by the United States Department of State, Directorate of Defense Trade Controls, for purposes of permitting exchanges of technical data and related defense services between the Satellite manufacturer and ARIANESPACE with respect to the interface design, development and integration of the Satellite to the Launch Vehicle.

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ARTICLE 2 - SUBJECT OF THE AGREEMENT

The subject of this Agreement is the Launch of a Satellite supplied by CUSTOMER at the Launch Base for the purpose of accomplishing the Launch Mission in accordance with the terms and conditions of this Agreement.

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ARTICLE 3 - CONTRACTUAL DOCUMENTS

3.1	This Agreement consists of the following documents, which are contractually binding between the Parties:

1)	Terms and Conditions

2)	Launch Specifications (Part 1 of Annex 1)

3)	ARIANESPACE Technical Commitments (Part 2 of Annex 1)

4)	CUSTOMER’s Technical Commitments (Part 3 of Annex 1)

5)	Documentation and reviews (Part 4 of Annex 1)

6)	General Range Support (GRS) and Optional Services (Part 5 of Annex 1)

7)	ESA-ARIANESPACE Arrangement (Extract) (Annex 2)

3.2	In the event of any conflict or inconsistency among the provisions of the various parts of this Agreement, including the Annexes, such conflict or inconsistency shall be resolved by giving precedence to the Terms and Conditions, without consideration of the Annexes, and then to the Annexes without order of preference.

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ARTICLE 4 - ARIANESPACE’S SERVICES

4.1	ARIANESPACE shall perform the Services under this Agreement including:

4.1.1	Launch Services as specified in Part 2 and Part 4 of Annex 1 to this Agreement (and Paragraph 4.3 below). The Launch Services are to be provided during the Launch Period, provided that CUSTOMER shall have the right, without an increase to the price or providing an equitable adjustment to ARIANESPACE, to postpone the Launch to the next Launch Period or Launch Slot (as applicable) or the right to request ARIANESPACE to re-schedule the Launch on the next Launch Opportunity, if no Launch Opportunity exists during the next Launch Period or Launch Slot, should, within the six (6) months prior to the first day of the last agreed Launch Period or Launch Slot (as applicable), ARIANESPACE encounter an anomaly on a Launch Vehicle of the type used for the Launch involving hardware or software that is similar or applicable to the Launch, until the CUSTOMER reasonably determines that there has been an acceptable resolution of the anomaly. In the case of any such postponement, payments shall be modified to reflect the revised schedule under Section 10.1 and being further agreed that such rescheduling shall not be considered as a postponement by either Party under the terms of Article 11 and/or Article 18 of this Agreement.

4.1.2	Associated Services ordered by CUSTOMER as set forth in this Agreement, and as defined in Paragraph 1 (“General Range Support”) and Paragraph 3 (“Options Ordered by the CUSTOMER”) of Part 5 of Annex 1 to this Agreement, in accordance with the conditions as specified therein.

4.1.3	Subject to any additional orders of CUSTOMER, one or more of the services as set forth in (i) Paragraph 2 (“Options Price Catalogue”) of Part 5 of Annex 1 to this Agreement, (ii) the latest issue of the ARIANE 5 User’s Manual (M.U.A.) in effect on the date of the corresponding order of CUSTOMER, in accordance with the then applicable conditions and any other services ordered by CUSTOMER and accepted by ARIANESPACE.

4.2	Launch Services, except for Postlaunch Services, shall be deemed to be completed by ARIANESPACE when the Launch has taken place. In the event that, for any reason whatsoever, a Launch Abort occurs, ARIANESPACE shall postpone the Launch in accordance with the conditions set forth in Article 11 of this Agreement.

4.3	Launch Risk Guarantee (LRG)

4.3.1	For an Ariane 5 Launch, the Launch Risk Guarantee shall consist of the Refund Option described in Sub-paragraph 4.3.2 below available to CUSTOMER as provided for in Sub-paragraphs 4.3.1.1 and 4.3.1.2 hereafter through purchase of a Refund Option.

4.3.1.1	Against payment to ARIANESPACE of the non refundable amount set forth in Sub-paragraph 8.1.2.1 of Article 8 of this Agreement, CUSTOMER shall have the ability, by written notice received by ARIANESPACE within THIRTY (30) days following the date of execution of this Agreement, to reserve the Refund Option, to be exercised by CUSTOMER pursuant to Sub-paragraph 4.3.1.2 below.

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4.3.1.2	Once CUSTOMER has paid the amount mentioned in Sub-paragraph 4.3.1.1 above, ARIANESPACE shall maintain the Refund Option available to CUSTOMER for the price specified in Sub-paragraph 8.1.2.2 of Article 8 of this Agreement and CUSTOMER shall have until [***] to exercise the option by written notice, in which case the provisions of Sub-paragraph 4.3.2 below shall apply. If CUSTOMER does not exercise the option by [***], CUSTOMER shall be deemed to have waived the option, unless ARIANESPACE has extended the period of time for accepting the option.

4.3.2	Should the Refund Option have been exercised by CUSTOMER and the Launch Mission result in a:

4.3.2.1	Launch Failure, and provided all amounts due prior to launch by CUSTOMER to ARIANESPACE under this Agreement have been actually been made, ARIANESPACE shall pay to CUSTOMER an amount equal to the Guarantee Amount, or

4.3.2.2	Partial Failure, and provided all amounts due prior to launch by CUSTOMER to ARIANESPACE under this Agreement have been actually been made, ARIANESPACE shall [***] if the Launch Mission has resulted in a Partial Failure. The resulting amount will be subject to [***] provided for the launching, in accordance with the following formula:

[***].

Notwithstanding the foregoing, if the insurance policy taken out by CUSTOMER (i) provides for a deductible higher or lower than PFF, such deductible as provided for in the said insurance policy shall apply, or (ii) does not provide for a deductible, no deductible shall apply.

4.3.3	Any amount due by ARIANESPACE to CUSTOMER pursuant to this Paragraph 4.3 shall be paid within the SIXTY (60) day period following the date when the Parties have agreed on the occurrence of a Launch Failure or Partial Failure, whichever is relevant, and on the corresponding Loss Quantum, provided CUSTOMER has paid all amounts due and payable by it under this Agreement.

4.3.4	The implementation of the above Sub-paragraph 4.3.2, whichever is relevant, shall not imply any transfer of title to the Satellite to ARIANESPACE. In case of Launch Failure or Partial Failure, the rights of ARIANESPACE shall be the same as those of any entity(ies) who could cover risks related to the launch of the Satellite. Especially and not limitatively, in circumstances where salvage can be performed, ARIANESPACE will be entitled to a share in any salvage value remaining in any portion of the Satellite for which a payment has been due by ARIANESPACE to CUSTOMER and will negotiate the disposition of the Satellite if transfer of title has been requested.

4.3.5	In the event that, after application of the above Sub-paragraph 4.3.2, due to a Launch Failure, the Satellite is placed into commercial operation and/or is sold, leased or otherwise transferred, ARIANESPACE shall be entitled to a share of any resulting revenues and/or payments, as shall be negotiated and agreed upon promptly, taking into account the conditions peculiar to such commercial operation, but in no case shall any shared amount exceed the Guarantee Amount or Elected Amount, whichever is relevant.

4.3.6	There shall not be any cover for Launch Failure or Partial Failure and consequently the provisions of the above Sub-paragraph 4.3.2 shall not apply, in any of the following cases:

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4.3.6.1	If CUSTOMER does not notify in writing ARIANESPACE of any event that would entitle CUSTOMER to any right under this Paragraph 4.3 before the first to occur of any of the THREE (3) following events;

(i)	the day the Satellite is put into commercial operation,

(ii)	the SIXTIETH (60th) day following the date of station acquisition of the Satellite,

(iii)	the NINETIETH (90th) day at zero hour following the date of the Launch.

Notwithstanding the foregoing, an extension of the periods hereabove might be obtained upon request from CUSTOMER if both of the following conditions occur:

(a)	the launching does not conform to the specifications of the D.C.I. and the Satellite reached its final positioning such that it cannot be determined that a Launch Failure or Partial Failure has occurred and;

(b)	CUSTOMER’s request for extension is received before the first of the THREE (3) events specified above.

In no event shall such extension extend beyond the ONE HUNDRED AND EIGHTIETH (180th) day following the date of the Launch.

and/or

4.3.6.2	if the Launch Failure or the Partial Failure is caused by, or results from one or more of the following events

A	War, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by (a) any government or sovereign power (de jure or de facto), or (b) any authority maintaining or using a military, naval or air force, or (c) a military, naval or air force, or (d) any agent of any such government, power, authority or force;

B	any anti-satellite device, or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams;

C	insurrection, strikes, riots, civil commotion, rebellion, revolution, civil war, usurpation or action taken by a government authority in hindering, combating or defending against such an occurrence whether there be a declaration of war or not;

D	confiscation by order of any government or governmental authority or agent (whether secret or otherwise), or public authority;

E	nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment;

F	willful or intentional acts of CUSTOMER designed to cause loss or failure of the Satellite;

G	electromagnetic or radio frequency interference, except for physical damage to the Satellite resulting from such interference and except for interference naturally occurring in the space environment.

H	any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional.

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I	any unlawful seizure or wrongful exercise of control of the Satellite made by any person or persons acting for political or terrorist purposes whether the loss or damage resulting therefrom is accidental or intentional.

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ARTICLE 5 - CUSTOMER’S TECHNICAL COMMITMENTS

5.1	CUSTOMER, subject to applicable laws and the necessary U.S. Export Authorizations, shall fulfill the Technical Commitments set forth in Parts 1 and 3 of Annex 1 to this Agreement including, without limitation, delivery of the Satellite to the Launch Base within the time limits consistent with the launch schedule set forth herein, being agreed that any CUSTOMER’s delays or default in the performance of its Technical Commitments due to any applicable laws and/or U.S. Export Authorizations restrictions shall be treated as a postponement requested by CUSTOMER as set forth in accordance with Article 11.2, provided, however, that payments shall be suspended in accordance with Article 11.4 of this Agreement if the postponement is beyond the reasonable control and without the fault or negligence of CUSTOMER.

5.2	CUSTOMER shall promptly notify ARIANESPACE in writing of any event learned by CUSTOMER that at the time is reasonably likely to cause a delay in the launch schedule not attributable to ARIANESPACE.

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ARTICLE 6 - LAUNCH SCHEDULE

6.1	The Launch of the Satellite shall take place during the following Launch Period:

[***]

6.2	ARIANESPACE hereby represents, warrants and confirms to CUSTOMER, as of the effective date of the Agreement, and to the best knowledge and information of ARIANESPACE, that the Launch Vehicle and the Third Party Customer satellite will be available and transported to the Launch Base on a schedule consistent with the timely performance of the Launch.

6.3	Taking into account available Launch Opportunity(ies), the Launch Slot within the Launch Period shall be determined by mutual agreement of the Parties no later than SIX (6) months prior to the first day of the Launch Period.

6.4	Based on a proposal made by ARIANESPACE, by mutual agreement of the Parties, the Launch Day within the Launch Slot shall be determined, no later than THREE (3) months prior to the first day of the Launch Slot.

6.5	Based on a proposal made by ARIANESPACE, by mutual agreement of the Parties, the Launch Window set forth in Sub-paragraph 2.3 of Part 1 to Annex 1 to this Agreement shall be determined no later than the Final Mission Analysis Review.

6.6	In the event that, for any reason whatsoever, the Parties fail to agree upon the Launch Slot within the Launch Period, the Launch Day or the Launch Window, ARIANESPACE shall determine in a commercially reasonable manner said Launch Slot, Launch Day, or Launch Window taking into account the available Launch Opportunity(ies) and the requirements and respective interests of CUSTOMER and ARIANESPACE and any of the Third Party Customer(s) of ARIANESPACE, provided, however, that ARIANESPACE shall guarantee that at least one Launch Slot shall be available to CUSTOMER within the Launch Period.

6.7	[***]

6.8	[***]

6.9	[***]

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ARTICLE 7 - COORDINATION BETWEEN ARIANESPACE AND CUSTOMER

7.1	CUSTOMER and ARIANESPACE shall each designate a program director (hereinafter “Program Director”) no later than TWO (2) months after the execution of this Agreement for purposes of coordinating the performance of each Parties’ obligations under this Agreement.

7.2	The Program Directors shall supervise and coordinate the performance of the Services and the Technical Commitments of the respective Parties within the Launch schedule set forth herein.

7.3	Each Program Director shall have sufficient powers to be able to settle any technical issues that may arise during the performance of this Agreement, as well as any day-to-day management issues.

7.4	A Party may replace its Program Director by prior written notice to the other Party, signed by an authorized official, indicating the effective date of designation of the new Program Director.

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ARTICLE 8 - REMUNERATION

8.1	The remuneration of ARIANESPACE for the provision of Launch Services under this Agreement for a Satellite of a mass of 6,100 kg (without adapter) is a firm and fixed price as follows:

8.1.1	Basic Launch Services and General Range Support (GRS) price

ONE HUNDRED EIGHTEEN MILLION FIVE HUNDRED THOUSAND United States Dollars (US$ 118,500,000)

8.1.2	Launch Risk Guarantee

8.1.2.1	Purchase of the Refund Option pursuant to Sub-paragraph 4.3.1.1 of Article 4 of this Agreement

Should CUSTOMER purchase the Refund Option, the price(s) mentioned in the above Sub-paragraph 8.1.1 shall be increased by the amount obtained by multiplying the said price(s) by [***]. This amount shall not be refundable. Therefore, if CUSTOMER has not exercised the Refund Option by L minus SIX (6) months in accordance with sub 4.3.2 of Article 4 hereof, ARIANESPACE shall be entitled to keep the said amount.

8.1.2.2	Exercise of the Refund Option pursuant to Sub-paragraph 4.3.1.2 of Article 4 of this Agreement

Should CUSTOMER exercise the Refund Option, the price(s) mentioned in the above Sub-paragraph 8.1.1 shall be increased by the amount obtained by multiplying the said price by [***], which amount shall be in addition the amount mentioned in Sub-paragraph 8.1.2.1 above.

8.1.3	Commencing with the effective date of this Agreement, and up to L minus EIGHT (8) months, CUSTOMER may vary the Satellite mass by a maximum total mass of [***] kg. Any increase in mass shall be subject to an increase in the firm fixed amount stated in Sub-paragraph 8.1.1 above of [***] for each kilogram that the Satellite mass is increased. Such amount is based on a Launch to occur in the 2012 calendar year and varies on a calendar year basis in the same proportion as the average of the price of the Associated Services listed in the Part 5 of the Annex 1 to this Agreement, unless the Launch Service has been extended beyond calendar year 2012 for reasons attributable to ARIANESPACE.

8.2	The firm fixed price, if any, for Associated Services assumes, that the Launch will be performed within calendar year [***]. Should the Launch Period or Launch Slot assigned to CUSTOMER under Article 11 of this Agreement extend beyond calendar year [***] other than for reasons attributable to ARIANESPACE, the then catalogue price for the relevant year will apply to any and all Associated Services other than those included in the GRS that will not have been performed by the date of request for any such postponement and any and all Associated Services that would have to be performed again as a consequence of any such Launch postponement.

8.3	All prices, expenses, and charges set forth in this Agreement shall be free from any and all taxes and other duties of any French tax authority and/or the tax authority of any country or jurisdiction where work is performed by ARIANESPACE, in relation to the Services. ARIANESPACE will fully indemnify CUSTOMER for any such taxes and duties that nonetheless become the obligation of CUSTOMER or any of its Associates or Affiliates.

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ARTICLE 9 - PRICE ESCALATION FORMULA

(NOT APPLICABLE)

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ARTICLE 10 - PAYMENT FOR SERVICES

10.1	Payment of the remuneration under Paragraph 8.1 of Article 8 of this Agreement shall be made in accordance with the following payment schedule (and in the case of any revision in the Launch Schedule due to postponements by ARIANESPACE pursuant to Article 11.3, the payment milestones shall apply to the revised schedule):

10.1.1	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Where:

L	means the first day of the initial Launch Period of the Launch concerned if no postponement has been requested by ARIANESPACE or otherwise the date obtained by adding to the first day of the initial Launch Period of the Launch concerned the aggregate duration of Launch Period postponement(s) requested by ARIANESPACE for such Launch pursuant to Sub-paragraph 11.3.1.1 of Article 11 of this Agreement or applicable as a result of Force Majeure.

L*	means the first day of the initial Launch Slot of the Launch concerned if no postponement has been requested by ARIANESPACE or otherwise the date obtained by adding to the first day of the initial Launch Slot of the Launch concerned the aggregate duration of Launch Slot postponement(s) requested by ARIANESPACE for such Launch pursuant to Sub-paragraph 11.3.1.1 of Article 11 of this Agreement or applicable as a result of Force Majeure.

10.1.2	The price of the Refund Option shall be paid in accordance with the following:

10.1.2.1	The price set forth in Sub-paragraph 8.1.2.1 of Article 8 of this Agreement shall be paid at CUSTOMER’s purchase of the Refund Option pursuant to Sub-paragraph 4.3.1.1 of Article 4 of this Agreement.

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10.1.2.2	In the event of exercise of the Refund Option pursuant to Sub-paragraph 4.3.1.2, the price set forth in Sub-paragraph 8.1.2.2 of Article 8 of this Agreement shall be paid according to the following payment schedule:

DATE	Percentage of the price set forth in Sub-paragraph 8.1.2.2 of Article 8 of this Agreement
[***]	[***]

Where:

L*	means the first day of the initial Launch Slot of the Launch concerned if no postponement has been requested by ARIANESPACE or otherwise the date obtained by adding to the first day of the initial Launch Slot of the Launch concerned the aggregate duration of Launch Slot postponement(s) requested by ARIANESPACE for such Launch pursuant to Sub-paragraph 11.3.1.1 of Article 11 of this Agreement or applicable as a result of Force Majeure.

10.1.3	Mass increase

If CUSTOMER increases the Satellite mass under Sub-paragraph 8.1.3 of Article 8 of this Agreement, the resulting price increase shall be due by CUSTOMER to ARIANESPACE on the date set forth in Sub-paragraph 10.1 immediately subsequent to the receipt by ARIANESPACE of CUSTOMER’s written request for mass variation and shall be paid in accordance with Sub-paragraph 10.3.2.

10.2	Payment for Associated Services

10.2.1	Payment for Associated Services ordered by CUSTOMER under Part 5 of Annex 1 to this Agreement, for which a firm fixed price has been established, shall be due as of the date set forth in said Part and shall be paid in accordance with Sub-paragraphs 10.3.1 or 10.3.2 as applicable.

10.2.2	Payment for Associated Services ordered by CUSTOMER under Part 5 of Annex 1 to this Agreement, for which no total firm fixed price can be determined in advance, shall be due on the date on which CUSTOMER terminates use of the relevant Associated Services and shall be paid in accordance with Sub-paragraphs 10.3.1 or 10.3.2 as applicable.

10.3	Terms and Conditions of Payment/ARIANESPACE’s Invoices

10.3.1	Where this Agreement determines a precise payment date, payment has to be made at such date or within [***] days from receipt of ARIANESPACE’s corresponding invoice, whichever is later, except for the first payment provided for in Sub-paragraph 10.1.1 of Article 10 of this Agreement, for which invoice will be presented upon EDC and paid within [***] days of EDC.

10.3.2	Where the Agreement does not determine a precise payment date, payment has to be made at the date when payment becomes due or within [***] of receipt of ARIANESPACE corresponding invoice, whichever is later.

10.3.3	ARIANESPACE invoices shall be drawn up in THREE (3) copies (one original and two (2) copies) and sent to the same address as specified herein for notices to CUSTOMER under Section 20.2, or to such other address as CUSTOMER may notify ARIANESPACE in writing.

The method for calculating the amount of each invoice shall be shown clearly.

10.3.4	Payments shall be made to the account(s) designated on the relevant invoice by bank transfer with SWIFT notice to be sent by CUSTOMER to ARIANESPACE

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upon its receipt from the issuing bank. ARIANESPACE shall be responsible for SWIFT notice expenses. Each SWIFT notice shall clearly state the value date which shall be the date stated in sub paragraph 10.1, as applicable, and the bank through which the funds will be made available to the receiving bank or its correspondent.

Payment shall be effective as of the date on which the amount of the ARIANESPACE invoice is noted as debited on the SWIFT notice from the issuing bank.

10.3.5	CUSTOMER’s payment(s) shall be made in U.S. Dollars and in the amount(s) corresponding to the applicable Payment Milestone identified in the invoice from ARIANESPACE, and shall be exclusive of any and all taxes, duties, or withholdings that may be imposed in the Country of CUSTOMER and the Country from which they are paid.

10.3.6	[***]

10.3.7	In addition, in the event that an invoice is submitted by Arianespace that is not due, for example as a result of schedule changes, such payment will be made no later than [***] after the later date on which it would actually be due.

10.3.8	For the avoidance of doubt, references in this AGREEMENT to “payments made by CUSTOMER,” or the like, shall also include payments made on behalf of CUSTOMER, [***].

10.4	Late Payment

In the event of late payment, CUSTOMER shall pay ARIANESPACE interest on such late payment at the Base Rate per annum from and including the date due to but excluding the date made. The computation of interest for late payments shall be based on a year of 360 days.

In the event that such late payment has not been cured by CUSTOMER within [***] after receipt of a written ARIANESPACE notice to such effect, ARIANESPACE shall be entitled to suspend any and all of its activities in preparation of the Launch and to reschedule the Launch under Sub-paragraph 11.3.2 of Article 11 of this Agreement.

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ARTICLE 11 - LAUNCH POSTPONEMENTS

11.1	Each postponement of the Launch Period, the Launch Slot, the Launch Day or the Launch Time, for whatever reason, shall, for each particular Launch under this Agreement, be governed solely by the terms and conditions provided in this Article 11. Except as otherwise expressly provided in this Agreement, the Parties hereto expressly waive, renounce, and exclude any and all rights and remedies that may arise at law or in equity with respect to postponements that are not stated in this Article 11 or elsewhere in this Agreement, including, but not limited to, any right to seek consequential, special, incidental or punitive damages.

11.2	Postponements requested by CUSTOMER

11.2.1	CUSTOMER shall have the right for any reason whatsoever to postpone the Launch Period and, once determined, the Launch Slot or the Launch Day. The CUSTOMER’s written notice for postponement shall indicate the new requested Launch Period, Launch Slot or Launch Day, as the case may be.

11.2.1.1	If the CUSTOMER’s written request relates to a Launch Period or a Launch Slot postponement, ARIANESPACE shall inform CUSTOMER within TWO (2) weeks of receipt of such request whether a Launch Opportunity exists within the Launch Period or the Launch Slot requested, or will propose a new Launch Period or Launch Slot. CUSTOMER shall have THIRTY (30) days following receipt of ARIANESPACE’s proposal to consent thereto in writing.

11.2.1.2	If the CUSTOMER’s written request relates to a Launch Day postponement, the choice of a new Launch Day shall be made by mutual agreement of the Parties, taking into account (i) the technical needs and interests of CUSTOMER and ARIANESPACE and any of the Third Party Customer(s) of ARIANESPACE, (ii) the time necessary for the revalidation of the launch assembly complex consisting of the Launch Vehicle, the Launch Base (ELA) and the payload preparation assembly (EPCU) and (iii) meteorological forecasts.

11.2.1.3	Any postponements by CUSTOMER of the Launch Time within the Launch Window may only be requested during the countdown period. In the event that CUSTOMER has requested such postponement and technical reasons, including, without limitation, those relating to any Third Party Customer(s) of ARIANESPACE, or meteorological reasons prevent ARIANESPACE from performing the Launch in the Launch Window opening during the Launch Day, the postponement shall be considered to be a postponement of the Launch Day.

11.2.1.4	In the event of a postponement requested by CUSTOMER, the CUSTOMER will be re-sequenced to the next available Launch Opportunity, taking into account the commercial requirements and interests of CUSTOMER.

11.2.1.5	In the event that the aggregate duration of all postponements requested by CUSTOMER for the Launch under this Agreement exceeds [***], the Launch Services price shall be renegotiated by the Parties on a fair and reasonable basis.

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11.3	Postponements requested by ARIANESPACE

Any and all postponements requested by ARIANESPACE shall be subject to Article 11.4 and Article 18.3 of this Agreement.

11.3.1	ARIANESPACE shall have the right to postpone a Launch, for the following reasons:

11.3.1.1	Postponement of Launch Period and Launch Slot

a)	ARIANESPACE or its Associates encounter adverse technical problems that prevent the Launch from taking place under satisfactory conditions of safety or reliability.

b)	ARIANESPACE cannot perform the Launch as a Double Launch for any reason related to the co-passenger.

c)	ARIANESPACE is obligated to perform replacement launch(es), or to launch Scientific Satellite(s) whose mission(s) may be degraded in the event of postponement.

d)	ARIANESPACE postpones the launch(es) due to postponement(s) by ARIANESPACE, of satellite(s) having an earlier Launch Period or Launch Slot than CUSTOMER’s Satellite(s), for the reasons set forth in a) and c) as applied to such other satellite(s).

11.3.1.2	Postponement of Launch Day within the Launch Slot and/or Launch Time within the Launch Window

a)	For any of the reasons listed in Sub-paragraph 11.3.1.1 a), b), c) and d) above.

11.3.1.3	The Parties shall determine by mutual agreement a new Launch Period and/or a new Launch Slot as near as possible to the postponed one, [***] by applying the following criteria in the order listed below:]

1)	Launch Rank of CUSTOMER’s Satellite [***];

2)	date of signature of this Agreement [***];

[***]

[***]

[***]

11.3.2	Any postponement by ARIANESPACE of the Launch Period, Launch Slot, Launch Day, Launch Window, or Launch Time due to CUSTOMER’s non-fulfillment of its obligations under this Agreement making the Launch impossible within the Launch Period, Launch Slot, or during Launch Window of the Launch Day, or at the Launch Time, as determined by mutual agreement of the Parties, shall be considered to be requested by CUSTOMER in accordance with Paragraph 11.2 above as of the date of ARIANESPACE’s decision to postpone the Launch.

11.4	Any postponement by ARIANESPACE shall modify the Payment Milestone Schedule such that the payment date set forth in Paragraph 10.1 of Article 10 of this Agreement shall be extended on a day-to-day basis for the length of the delay and then resumed with all remaining payments postponed by the amount of the delay.

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ARTICLE 12 - RIGHT OF OWNERSHIP AND CUSTODY

12.1	The obligations of ARIANESPACE under this Agreement are strictly limited to the Services, and CUSTOMER acknowledges and agrees that at no time shall it have any right of ownership of, any other right in, or title to, the property that ARIANESPACE shall use in connection with the Launch, or shall place at CUSTOMER’s disposal for the purpose of this Agreement, including, without limitation, the Launch Vehicle and the Launch Base of ARIANESPACE. Said property shall at all times be considered to be the sole property of ARIANESPACE.

12.2	ARIANESPACE acknowledges and agrees that at no time shall it have any right of ownership, or any other right in, or title to, the property that CUSTOMER shall use for the Launch and the interface test(s), including, without limitation, the Satellite and all equipment, devices and software to be provided by CUSTOMER on the Launch Base in order to prepare the Satellite for Launch. Said property shall at all times be considered to be the sole property of CUSTOMER.

12.3	At all times during the performance by the Parties of this Agreement, each Party shall be deemed to have full custody and possession of its own property.

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ARTICLE 13 - REPLACEMENT LAUNCH

13.1	Terms

13.1.1	CUSTOMER is entitled to request a Replacement Launch from ARIANESPACE in the event that, following the Launch, either the Launch Mission or the Satellite Mission has not been accomplished for any reason whatsoever. Replacement Launch Services are subject to the conditions set forth in this Article 13. Any and all other rights and remedies of CUSTOMER relating to a Replacement Launch are excluded whatever their nature.

13.1.2	CUSTOMER shall be entitled to have a Launch Slot for a Replacement Launch allocated to it by ARIANESPACE within [***] following the month ARIANESPACE has received a written request for Replacement Launch. Should CUSTOMER request a Launch Period beyond such [***] period, ARIANESPACE shall allocate the nearest Launch Opportunity, provided however that in no way shall the Launch Period requested by CUSTOMER extend beyond the [***] period following the date of request for a Replacement Launch.

13.1.3	The written request for a Replacement Launch shall be received by ARIANESPACE no later than the last day of the second month following the month in which the cause of the failure of either the Launch Vehicle Mission or the Satellite Mission has been established, but in no event later than, in the case of a Satellite Mission failure, TWENTY-SEVEN (27) months following the date of Launch.

The written request for a Replacement Launch shall indicate the Launch Period requested by CUSTOMER within one of the periods specified in Sub-paragraph 13.1.2 above. It is understood that the replacement Satellite and all equipment, devices and software to be made available by CUSTOMER on the Launch Base in order to make the replacement Satellite ready for Launch shall be made available to ARIANESPACE pursuant to the schedule of Part 3 of Annex 1 to this Agreement.

13.1.4	ARIANESPACE shall inform CUSTOMER, within the month following receipt of CUSTOMER’s request for a Replacement Launch, whether or not a Launch Opportunity exists within the requested Launch Period and, in any event, shall allocate a Launch Slot to CUSTOMER, the first day of which shall be before the expiration of the [***] period specified in Sub-paragraph 13.1.2 of Article 13 of this Agreement if the Launch Period requested by CUSTOMER is within that [***] period; otherwise ARIANESPACE shall allocate to CUSTOMER the nearest existing Launch Opportunity. The date allocated shall not begin earlier than the first day of the Launch Period requested by CUSTOMER.

13.1.5	The replacement Satellite shall be in accordance with the interface control document (DCI) governing CUSTOMER’s Satellite.

13.2	General conditions

The remuneration for Replacement Launch Services shall be the then applicable price pursuant to the ARIANESPACE pricing policy for a Launch on the date of the Replacement Launch.

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The remuneration for Associated Services associated with the Replacement Launch shall be the applicable price for a Launch to take place within the calendar year of the Replacement Launch.

The payment schedule shall provide for the payment of the entire price for Replacement Launch Services prior to said Replacement Launch.

The Replacement Launch shall form the subject of a separate launch services agreement substantially in the form of this Agreement.

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ARTICLE 14 - ALLOCATION OF POTENTIAL LIABILITIES AND RISKS

14.1	Allocation of risks for damage caused by one Party and/or its Associates to the other Party and/or its Associates

14.1.1	Due to the particular nature of the Services, except in the event of willful misconduct of either Party or their Associates, the Parties agree that any liability of ARIANESPACE or of CUSTOMER arising from the defective, late, or non-performance of ARIANESPACE’s Services and CUSTOMER’s technical obligations under this Agreement is, in all circumstances, including termination of this Agreement or a Launch under this Agreement, strictly limited to the liability expressly provided for in this Agreement. Except as provided in this Agreement and except in the event of willful misconduct , the Parties hereto expressly waive, renounce, and exclude any and all rights and remedies that may arise at law or in equity with respect to the Services, including, but not limited to, any right to seek consequential, special, incidental or punitive damages.

14.1.2	Each Party shall bear any and all loss of or damage to physical property and any bodily injury (including death) and all consequences, whether direct or indirect, of such loss, damage or bodily injury (including death), and/or of a Launch Mission failure and/or of a Satellite Mission failure, which it or its Associates may sustain, directly or indirectly, arising out of or relating to this Agreement or the performance of this Agreement. Each Party irrevocably agrees to a no-fault, no-subrogation, inter-party waiver of liability, and waives the right to make any claims or to initiate any proceedings whether judicial, arbitral, or administrative on account of any such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure against the other Party or that other Party’s Associates arising out of or relating to this Agreement for any reason whatsoever.

The provisions above exclude, without limitation, any liability of ARIANESPACE or its Associates for any loss or damages to CUSTOMER or its Associates, resulting from the intentional destruction of the Launch Vehicle and the Satellite in furtherance of launch range safety measures.

Each Party agrees to bear the financial and any other consequences of such loss, damage or bodily injury (including death) and/or of a Launch Mission failure and/or a Satellite Mission failure which it or its Associates may sustain, without recourse to the other Party or the other Party’s Associates.

14.1.3	Each Party shall take all necessary and reasonable steps to foreclose claims for loss, damage or bodily injury (including death) by any participant involved in Launch activities. Each Party shall require its Associate(s) to agree to a no-fault, no-subrogation, inter-party waiver of liability and indemnity for loss, damage or bodily injury (including death) its Associates sustain identical to the Parties’ respective undertakings under this Article 14. Furthermore, ARIANESPACE shall require all Third Party Customer(s) of ARIANESPACE entering into launch services agreements with ARIANESPACE to agree to the inter-party waiver and indemnities set forth in this Article 14.

14.1.4

In the event that one or more Associates of a Party shall proceed against the other Party and/or that Party’s Associates as a result of such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure, the first Party shall indemnify, hold harmless, dispose of any

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claim, and defend, when not contrary to the governing rules of procedure, the other Party and/or its Associates, as the case may be, from any liability, cost or expense, including attorneys’ fees, on account of such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure, and shall pay all costs and expenses and satisfy all judgments and awards which may imposed on or rendered against that other Party and or its Associates.

14.1.5	Notwithstanding any provision of this Agreement to the contrary, any waiver, release, assumption of responsibility or agreement to hold harmless and indemnify herein shall not apply to claims for loss of or damage to physical property and any bodily injury (including death) and all consequences, whether direct or indirect, of such loss, damage or bodily injury (including death) resulting from willful misconduct of the Parties or their Associates.

14.2	Loss or Damage or bodily injury caused or sustained by any Third Party Customer(s) of ARIANESPACE or its (their) Associates

14.2.1	Each Party shall bear any and all loss of or damage to property and any bodily injury (including death) and all consequences, whether direct or indirect, of such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure, which it or its Associates may sustain, that is caused, in any way, by (a) Third Party Customer(s) of ARIANESPACE or its (their) Associates, directly or indirectly, arising out of or relating to the performance of this Agreement and/or the launch services agreement signed by ARIANESPACE with such Third Party Customer(s) of ARIANESPACE.

14.2.2	CUSTOMER hereby irrevocably agrees to a no-fault, no-subrogation, inter-party waiver of liability and waives the right to make any claims or to initiate any proceedings whether judicial, arbitral, administrative or otherwise on account of any such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure against Third Party Customer(s) of ARIANESPACE, and/or ARIANESPACE and/or their respective Associates for any reason whatsoever.

CUSTOMER agrees to bear the financial and any other consequences of such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure caused in any way by any Third Party Customer(s) of ARIANESPACE or its (their) Associates without recourse against the Third Party Customer(s) of ARIANESPACE and/or ARIANESPACE and/or their respective Associates.

In the event that one or more of CUSTOMER’s Associate(s) proceed against the Third Party Customer(s) of ARIANESPACE and/or ARIANESPACE and/or their respective Associates as a result of any loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure caused in any way to it by such Third Party Customer(s) of ARIANESPACE or its (their) Associates, CUSTOMER shall indemnify, hold harmless, dispose of any claim and defend, when not contrary to the governing rules of procedure, such Third Party Customer(s) of ARIANESPACE, and/or ARIANESPACE and/or their respective Associates from any liability, cost or expense, including attorneys’ fees, on account of such loss, damage or bodily injury (including death) and/or Launch Mission failure and/or Satellite Mission failure, and shall pay all costs and expenses and satisfy all judgments and awards which may be imposed on or rendered against the Third Party Customer(s) of ARIANESPACE and/or ARIANESPACE, and/or their respective Associates.

14.2.3	Arianespace shall cause its Third Party Customer(s) to take all necessary and reasonable steps to foreclose claims for loss, damage or bodily injury

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(including death) by any of its Associates. Arianespace shall cause its Third Party Customer(s) to require its Associate(s) to agree to a no-fault, no-subrogation, inter-party waiver of liability and indemnity for loss, damage or bodily injury (including death) its Associates sustain identical to the Parties’ respective undertakings under this Article 14. Furthermore, ARIANESPACE shall require all Third Party Customer(s) of ARIANESPACE entering into launch services agreements with ARIANESPACE to agree to the inter-party waiver and indemnities set forth in this Article 14. 1

14.2.4	In the event that any Third Party Customer(s) of ARIANESPACE and/or its (their) Associates proceed against CUSTOMER and/or its Associates as a result of any loss, damage or bodily injury (including death) and/or launch mission failure and/or satellite mission failure caused in any way by CUSTOMER and/or its (their) Associates, directly or indirectly, arising out of or relating to the performance of this Agreement and/or the agreement signed by ARIANESPACE with such Third Party Customer(s) of ARIANESPACE, ARIANESPACE shall indemnify, hold harmless, dispose of any claim and defend, when not contrary to the governing rules of procedure, CUSTOMER and/or its Associates from any liability, cost or expense, including attorney’s fees, on account of such loss, damage or bodily injury (including death), and/or Launch Mission failure and/or Satellite Mission failure, and shall pay all costs and expenses and satisfy all judgments and awards which may be imposed or rendered against CUSTOMER and/or its Associates.

14.3	Reserved.

14.4	Liability for damages suffered by Third Parties

14.4.1	Except in the event of liability for property loss or damage and bodily injury that Third Parties may sustain and that is caused by the Launch Vehicle, and/or the Satellite, and/or the satellite of any Third Party Customer(s) of ARIANESPACE and/or their components or any part thereof or is otherwise caused by the Launch as specified under Article 15, each Party shall be solely and entirely liable for all loss, damage or bodily injury (including death) sustained, whether directly or indirectly, by any Third Party, which is caused by such Party or its Associates arising out of or relating to the performance by such Party of this Agreement.

14.4.2	In the event of any proceeding, whether judicial, arbitral, administrative or otherwise, by a Third Party against one of the Parties or its Associates on account of any loss, damage or bodily injury (including death), caused by the other Party, its property or its Associates or its (their) property, whether directly or indirectly the latter Party shall indemnify and hold harmless the former Party and/or the former Party’s Associates, as the case may be, and shall advance any funds necessary to defend their interests.

14.5	Infringement of industrial property rights of Third Parties

14.5.1

ARIANESPACE shall indemnify and hold CUSTOMER harmless with respect to any damage, cost, and expense resulting from an infringement or claim of infringement of patent rights or any other industrial or intellectual property rights of any third party which may arise from CUSTOMER’s use of ARIANESPACE’s Services, including, without limitation, the use of any and all products, processes, articles of manufacture, supporting equipment, facilities, and services by ARIANESPACE in connection with said Services; provided however, that this indemnification shall not apply to an infringement of rights

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as set forth above that have been mainly caused by an infringement of a right of a third party for which CUSTOMER is liable pursuant to Sub-paragraph 14.5.2 of Article 14 of this Agreement.

14.5.2	CUSTOMER shall indemnify and hold ARIANESPACE harmless with respect to any damage, cost, and expense resulting from an infringement or claim of infringement of the patent rights or any other industrial or intellectual property rights of any third party arising out of or relating to CUSTOMER with respect to the design or manufacture of the Satellite, or ARIANESPACE’s compliance with specifications furnished by CUSTOMER with respect to the Launch Mission and the Satellite Mission.

14.5.3	The rights to indemnification provided hereunder shall be subject to the following conditions:

14.5.3.1	The Party seeking indemnification shall promptly advise the other Party of the filing of any suit, or of any written or oral claim against it, alleging an infringement of any third party’s rights, which it may receive relating to this Agreement.

14.5.3.2	The Party seeking indemnification shall not make any admission, nor shall it reach a compromise or settlement, without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

14.5.3.3	The Party required to indemnify, defend and hold the other harmless shall assist in and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit or settlement thereof, and shall pay all reasonable litigation and administrative costs and expenses, including legal counsel fees and expenses, incurred in connection with the defense of any such suit, shall satisfy any judgments rendered by a court of competent jurisdiction in such suits, and shall make all settlement payments.

14.5.3.4	The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the Party required to indemnify, provided that there is no conflict of interest and that such participation does not otherwise adversely affect the conduct of the proceedings.

14.5.4	In the event that ARIANESPACE, with respect to the Launch, and CUSTOMER, with respect to the Satellite, shall be the subject of the same court action or the same proceedings based on alleged infringements of patent rights or any other industrial or intellectual property rights of a third party pursuant to both Sub-paragraphs 14.5.1 and 14.5.2 hereof, ARIANESPACE and CUSTOMER shall jointly assume the defense and shall bear all damages, costs and expenses pro rata according to their respective liability. In the event of any problems in the implementing the pro rata allocation of the amounts referred to in the immediately preceding sentence, the Parties shall undertake in good faith to resolve such problems.

14.5.5	Neither Party’s execution or performance of this Agreement grants any rights to or under any of either Party’s respective patents, proprietary information, and/or data, to the other Party or to any third party, unless such grant is expressly recited in a separate written document duly executed by or on behalf of the granting Party.

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ARTICLE 15 - INSURANCE

15.1	ARIANESPACE shall, for any particular Launch under this Agreement, take out an insurance policy at no cost to CUSTOMER, to protect itself and CUSTOMER against liability for property loss or damage and bodily injury that Third Parties may sustain and that is caused by the Launch Vehicle, and/or the Satellite, and/or the satellite of any Third Party Customer(s) of ARIANESPACE and/or their components or any part thereof. Such insurance policy shall name as additional insureds:

1)	The Government of France and the Government of the United Kingdom.

2)	The Centre National d’Etudes Spatiales “C.N.E.S.” and any launching state as such term is defined in the Convention on International Liability for Damage Caused by Space Objects of 1972.

3)	The auxiliaries of any kind, whom ARIANESPACE and/or the C.N.E.S. would call for in view of the preparation and the execution of the launching operations.

4)	The European Space Agency “E.S.A.” but only in its capacity as owner of certain facility and/or outfits located at the Centre Spatial Guyanais in Kourou and made available to ARIANESPACE and/or the C.N.E.S for the purpose of the preparation and the execution of the launches.

5)	The firms, who have participated in the design and/or in the execution and/or who have provided the components of the Launch Vehicle, of its support equipment including propellants and other products either liquid or gaseous necessary for the functioning of the said Launch Vehicle, their contractors, sub-contractors and suppliers.

6)	CUSTOMER, its Affiliates, its customers or entities who have purchased or leased a portion of the Satellite identified to ARIANESPACE prior to Launch, its contractors and its subcontractors and each of their respective officers, directors, legal representatives, managing director, employees, agents and interim staff, and any Third Party Customer(s) of ARIANESPACE on whose behalf ARIANESPACE executes the launch services as well as their co-contractors and sub-contractors.

7)	Provided they act within the scope of their duties, the officers and directors, legal representatives, managing director, employees, agents and interim staff employed by ARIANESPACE or by any of additional insured mentioned in the preceding sub-paragraphs from 1 to 6 (included).

15.2	The insurance referred to in Paragraph 15.1 shall come into effect as of the day of the Launch concerned, and shall be maintained for a period of the lesser of TWELVE (12) months or so long as all or any part of the Launch Vehicle and/or the Satellite and/or the satellite of any Third Party Customer(s) of ARIANESPACE, and/or their components remain in orbit.

15.3	The insurance policy shall be in the amount of [***]. ARIANESPACE shall, in compliance with the French space law n° 2008-518 dated June 3rd, 2008), settle all liabilities, and shall indemnify and hold CUSTOMER and its Affiliates and the Government of the United Kingdom harmless for property damage and bodily injury arising from the Services when caused to Third Parties by the Launch Vehicle and/or the Satellite and/or the satellite of any Third Party Customer(s) of ARIANESPACE and/or their components or any part thereof including during the period provided for in Paragraph 15.2 above for any amount in excess of the insured limits of said insurance policy. Upon expiration of the insurance in accordance with Paragraph 15.2, CUSTOMER shall be responsible for property damage and bodily injury caused to Third Parties by the Satellite or any part thereof.

Commercial in Confidence

ARTICLE 16 - OWNERSHIP OF DOCUMENTS AND WRITTEN INFORMATION CONFIDENTIALITY/PUBLIC STATEMENTS

16.1	Title to all documents, data, and written information furnished to CUSTOMER by ARIANESPACE or its Associates during the performance of this Agreement shall remain exclusively with ARIANESPACE.

16.2	Title to all documents, data, and written information furnished to ARIANESPACE by CUSTOMER or its Associates during the performance of this Agreement shall remain exclusively with CUSTOMER or with said Associates as to their respective documents, data, and written information.

16.3	Each Party shall use the documents, data, and written information supplied to it by the other Party or the other Party’s Associates solely for the performance of this Agreement and any activities directly related thereto.

16.4	To the extent necessary for the performance of this Agreement, each Party shall be entitled to divulge to its own Associates the documents, data, and written information received from the other Party or from the other Party’s Associates in connection herewith, provided that such receiving person shall have first agreed to be bound by the nondisclosure and use restrictions of this Agreement.

16.5	Subject to the provisions of Paragraph 16.4, neither Party shall divulge any documents, data, or written information that it receives from the other Party or the other Party’s Associates, and shall protect all such documents and written information that are marked with an appropriate and valid proprietary or confidentiality legend from unauthorized disclosure except as provided herein, in the same manner as the receiving Party protects its own confidential information; provided, however, that each Party shall have the right to use and duplicate such documents, data, and written information for any Party purpose subject to the nondisclosure requirements and use restrictions provided herein.

If the information disclosed by one Party to the other Party or by or to their respective Associates is deemed confidential by the disclosing Party or Associate and is verbal, not written, such verbal confidential information shall be identified prior to disclosure as confidential and, after acceptance by and disclosure to the receiving Party, shall be reduced to writing promptly, labeled confidential, but in no event later than TWENTY (20) days thereafter, and delivered to the receiving Party in accordance with this Paragraph.

Commercial in Confidence

16.6	The obligation of the Parties to maintain the confidentiality of documents, data, and written information shall not apply to documents, data, and written information that:

•	are not properly marked as confidential;

•	are in the public domain;

•	shall come into public use, by publication or otherwise, and due to no fault of the receiving Party;

•	the receiving Party can demonstrate were legally in its possession at the time of receipt;

•	are rightfully acquired by the receiving Party from third parties;

•	are commonly disclosed by ARIANESPACE or its Associates;

•	are inherently disclosed in any product or provision of any service marketed by ARIANESPACE or its Associates;

•	are independently developed by the receiving Party;

•	are approved for release by written authorization of the disclosing Party; or

•

the receiving party becomes legally compelled to disclose (including disclosures necessary or in good faith determined to be reasonably necessary under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), in which event the receiving Party shall, to the extent practicable under the circumstances, provide the disclosing Party with written notice thereof so that the disclosing Party may seek a protective order or other appropriate remedy, or to allow the disclosing Party to redact such portions of the confidential information as the disclosing Party reasonably deems appropriate. In any such event, the receiving Party will, to the extent practicable, disclose only such information as it reasonably determines is legally required, and will cooperate with the disclosing Party (at the disclosing Party’s expense) to seek proprietary treatment for any confidential information being disclosed and that is excludable under applicable law. CUSTOMER hereby provides notice to ARIANESPACE that CUSTOMER must disclose this Agreement pursuant to the securities and communications laws of the United States, and confirms that it will consider in good faith any reasonable and timely requests for redaction from ARIANESPACE.

16.7	The provisions of this Article 16 shall survive the completion of performance of Services under this Agreement and shall remain in full force and effect until said documents, data, and written information become part of the public domain; provided, however that each Party shall be entitled to destroy documents, data, and written information received from the other Party, or to return such documents, data, or written information to the other Party, at any time after Launch.

16.8	This Agreement and each part hereof shall be considered to be confidential by both Parties. Any disclosure of the same by one Party shall require the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

Except for publication of the launch manifest, either Party shall obtain the prior written approval of the other Party only through such Party’s authorized representative concerning the content and timing of news releases, articles, brochures, advertisements, speeches, and other information releases concerning the work performed or to be performed hereunder by ARIANESPACE and its Associates. Each Party agrees to give the other Party reasonable advance notice for review of any material submitted to the other Party for approval under this Paragraph.

Commercial in Confidence

ARTICLE 17 - PERMITS AND AUTHORIZATIONS - GROUND STATIONS

17.1	ARIANESPACE shall be obligated to obtain all required licenses, permits, authorizations, or notices of non-opposition from all national or international, public or private authorities having jurisdiction over the Launch Vehicle and the Launch Mission.

17.2	CUSTOMER shall be obligated to obtain, or cause an Associate to obtain, all required government licenses, permits and authorizations, including the necessary U.S. Export Authorizations, for delivery of the Satellite and all equipment, devices and software to be provided by CUSTOMER on the Launch Base in order to prepare the Satellite for Launch, from its country of origin to the Launch Base, and, the use of the Satellite’s ground stations.

17.3	ARIANESPACE agrees to assist and support CUSTOMER and its Associates, at no expense, with any and all administrative matters related to the importation into French Guiana of the Satellite and all equipment, devices and software to be provided by CUSTOMER on the Launch Base in order to prepare the Satellite for Launch, and their storage and possible return, as well as to the entry, stay, and departure of CUSTOMER and its Associates.

17.4	ARIANESPACE agrees to assist and support CUSTOMER and its Associates, at no expense, in obtaining and maintaining a Launch and In-Orbit Insurance Policy. ARIANESPACE, at no expense to CUSTOMER (including CUSTOMER Associates) hereunder, shall furnish CUSTOMER (or CUSTOMER Associates, their respective underwriters and insurers) with such information regarding the Launch Vehicle and the Launch Mission as is requested by the insurers and as is customary and normal to support and assist CUSTOMER (including any applicable CUSTOMER Associates) in obtaining and maintaining a Launch and In-Orbit Insurance Policy or making claims thereunder (or conducting investigations in support of possible claims) including but not limited to: (i) providing a comprehensive presentation package on the Launch Vehicle, suitable for presentation to the space insurance brokers and underwriters; (ii) supporting all necessary associated presentations (oral, written or otherwise), including attendance and participation in such presentations where reasonably requested by CUSTOMER; (iii) providing on a timely basis all reasonable and appropriate technical information, data and documentation; and (iv) providing documentation and answers to insurer and underwriter inquiries. Notwithstanding Article 16, CUSTOMER may disclose this Agreement to its insurers (and others assisting with the making of claims or conducting investigations relating thereto), provided that CUSTOMER has entered into binding agreements with such insurers (and such others) that limit the disclosure and use of such Agreement on terms comparable to those contained herein.

Commercial in Confidence

ARTICLE 18 - TERMINATION BY CUSTOMER

18.1	[***]

18.2	In case of termination by CUSTOMER pursuant to Paragraph 18. 1 or in case of termination by ARIANESPACE pursuant to Paragraph 19.1, ARIANESPACE shall be entitled for the Launch terminated to the following:

18.2.1	Termination charges depending of the date of termination as follows, provided, however, that [***], and where applicable, ARIANESPACE shall refund to CUSTOMER any amounts in excess of the applicable termination charge corresponding to the date of termination. [***]:

[***]	[***]

[***] [***] [***] [***] [***]	[***] [***] [***] [***] [***]

Where:

[***]

[***]

18.2.1.1	[***]

[***]	[***]

[***] [***] [***] [***]	[***] [***] [***] [***]

Commercial in Confidence

Where:

P	[***]

C	[***]

18.2.2	Plus (i) any other amount(s) paid or due including, without limitation, late payment interest due under the Agreement at the effective date of termination, and/or (ii) the price of those Associated Services provided, at CUSTOMER’s cost, which have actually been performed as of the date of termination and/or (iii) the amount provided for in Sub-paragraph 8.1.2 of Article 8 hereof.

18.2.3	Termination fees are due by CUSTOMER to ARIANESPACE as of the effective date of termination and payable within THIRTY (30) days of receipt by CUSTOMER of the corresponding invoice from ARIANESPACE. Any amounts paid by CUSTOMER for the Launch concerned in excess of the above termination fees shall be refunded promptly by ARIANESPACE to CUSTOMER and in no event later than THIRTY (30) days from the effective date of termination as provided in Article 18.1.

18.3	Notwithstanding the foregoing, in the event that the aggregate of all postponements requested by ARIANESPACE under Sub-paragraph 11.3 of Article 11 of this Agreement should result in ARIANESPACE delaying a CUSTOMER’s Launch under this Agreement by more than [***], then CUSTOMER shall have the right to terminate the Launch concerned (which right cannot be waived except by written notice from CUSTOMER to ARIANESPACE, and shall not be deemed waived by any CUSTOMER conduct), in which case ARIANESPACE shall promptly refund to CUSTOMER all payments made by CUSTOMER for said Launch and in no event later than THIRTY (30) days from the date of termination. [***].

However, postponements resulting from (i) Events of Force Majeure; (ii) any damage caused by CUSTOMER and/or its Associates to the property of ARIANESPACE and/or the property of its Associates; and/or (iii) any bodily injury (including death) caused by CUSTOMER and/or its Associates to ARIANESPACE and/or its Associates shall not be taken into account for the computation of the above mentioned [***] period.

[***].

Commercial in Confidence

18.4	[***]

18.5	[***]

Commercial in Confidence

ARTICLE 19 - TERMINATION BY ARIANESPACE

19.1	Except in the case of a disputed payment under Article 10.3.6, in the event that CUSTOMER fails to comply with its payment obligations pursuant to the payment schedule and other payment dates set forth in this Agreement for a Launch under this Agreement, and does not pay within THIRTY (30) days after the date of receipt of a written notice to that effect, ARIANESPACE shall be entitled to terminate the Launch concerned by registered letter with acknowledgment of receipt.

19.2	In the event of termination by ARIANESPACE pursuant to the provisions of this Article 19, the provisions of Paragraph 18.2 of Article 18 of this Agreement shall apply.

Commercial in Confidence

ARTICLE 20 - MISCELLANEOUS

20.1	Working language

All documentation provided to CUSTOMER and all communications between the Parties and between CUSTOMER and its Associates on the Launch Base, and between ARIANESPACE and its Associates on the Launch Base with CUSTOMER’s personnel and that of its Associates, shall be made in English.

20.2	Notices

Unless expressly provided otherwise under this Agreement, all communications and notices to be given by one Party to the other in connection with this Agreement shall be in writing and in the language of this Agreement and shall be sent by registered mail, and if transmitted by fax or email, shall be confirmed by registered letter to the following addresses (or to such address as a Party may designate by written notice to the other Party):

ARIANESPACE	CUSTOMER

Boulevard de l’Europe B.P. 177 91006 Evry-Courcouronnes Cedex FRANCE Attention: Directeur Commercial Phone Nr.: [***] Fax: [***]	11717 Exploration Lane Germantown, Maryland 20876 USA Attention: Jupiter Program Manager Phone Nr.: [***] Fax: [***] With copy to: Attention: [***] Phone Nr.: [***] Fax: [***]

20.3	Waiver

Waiver on the part of either ARIANESPACE or CUSTOMER of any term, provision, or condition of this Agreement shall only be valid if made in writing and accepted by the other Party. Said acceptance shall not obligate the Party in question to waive its rights in connection with any other previous or subsequent breaches of this Agreement.

20.4	Headings

The headings and sub-headings used in this Agreement are provided solely for convenience of reference, and shall not prevail over the content of the Articles of this Agreement.

Commercial in Confidence

20.5	Assignment

No Party shall be entitled to assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, whose consent shall not be unreasonably withheld or delayed.

Notwithstanding the foregoing, CUSTOMER shall be entitled to assign in whole and not in part, its rights, title, interest and to delegate all of its obligations under this Agreement to any Affiliate or third party entity in connection with obtaining financing or to any Affiliate or third party entity that expressly assumes all obligations of CUSTOMER and all terms and conditions of the Agreement, or in connection with a sale of all or substantially all of CUSTOMER’s business whereupon the assigning CUSTOMER shall be relieved of liability hereunder as long as CUSTOMER can demonstrate to the reasonable satisfaction of ARIANESPACE that such Affiliate or third party is capable of performing CUSTOMER’s obligations under the Agreement as assigned to it, whereupon the assigning CUSTOMER shall be relieved of liability hereunder.

20.6	Entire Agreement and Modifications

This Agreement constitutes the entire understanding between the Parties, and supersedes all prior and contemporaneous discussions between the Parties with respect to the subject matter of this Agreement. Neither Party shall be bound by the conditions, warranties, definitions, statements, or documents previous to the execution of this Agreement, unless this Agreement makes express reference thereto. Any actions subsequent to the execution of this Agreement undertaken pursuant to an agreement shall be in writing and signed by duly authorized representatives of each of the Parties, which agreement shall expressly state that it is an amendment to this Agreement.

20.7	Registration of CUSTOMER’s Satellite

CUSTOMER shall be responsible to ensure that the Satellite is properly registered by a state of registry in accordance with the Convention on Registration of Objects Launched into Outer Space of 1974 either (i) directly, if CUSTOMER is a state or the state designated by an international intergovernmental organization for the purposes of registration, or (ii) if CUSTOMER is not a state, through a state having jurisdiction and control over CUSTOMER.

20.8	Counterparts

This Agreement may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

Commercial in Confidence

ARTICLE 21 - APPLICABLE LAW

This Contract shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York without reference to its conflicts of laws rules other than Section 5-1402 of the New York General Obligations Law. The provisions of the United Nations Convention for the International Sale of Goods shall not be applicable to this Agreement.

Commercial in Confidence

ARTICLE 22 - DISPUTE RESOLUTION

22.1	Any dispute, claim, or controversy between the Parties arising out of or relating to this Contract (“Dispute”), including any Dispute with respect to the interpretation, performance, termination, or breach of this Agreement or any provision thereof shall be resolved as provided in this Article 22.

22.2	In the event of any Dispute, the Parties shall use their best efforts to reach an amicable settlement. If an amicable settlement cannot be achieved, the dispute shall be referred to the President of ARIANESPACE and of CUSTOMER, who will use their best efforts to reach a settlement.

22.3.	Either Party shall be entitled to forego or terminate prematurely the informal dispute resolution process specified in Article 22.2 and bring suit to settle the Dispute. Any suit brought shall be brought in any court of competent jurisdiction in the State of New York sitting in the Borough of Manhattan, and the Parties hereby waive any objection to that venue and that court’s exercise of personal jurisdiction over the case. The Parties hereby irrevocably consent to the exercise of personal jurisdiction by the state and federal courts in the State of New York sitting in the Borough of Manhattan concerning any Dispute between the Parties.

22.4	Nothing in this Agreement precludes a Party that prevails on any claim from initiating litigation in any appropriate forum to enter or enforce a judgment based on the court’s award on that claim.

22.5	Pending final resolution of any dispute (including the informal dispute resolution process and litigation), ARIANESPACE shall, unless otherwise directed by CUSTOMER in writing, perform all its obligations under this Agreement, provided that CUSTOMER continues to make undisputed payments as they come due.

Commercial in Confidence

ARTICLE 23 - EFFECTIVE DATE

This Agreement shall take effect after signature by the TWO Parties.

Executed in Paris,

On April 30, 2010

In two (2) originals

ARIANESPACE	CUSTOMER

Name: Jean-Yves Le Gall	Name: Bob Buschman

Title: Chairman and CEO	Title: Senior Vice President

Date: April 30, 2010	Date: April 30, 2010

Signature: /s/ Jean-Yves Le Gall	Signature: /s/ Bob D. Buschman

Commercial in Confidence

PART II

ANNEXES

Commercial in Confidence

JUPITER

ARIANESPACE

STATEMENT OF WORK

April 2010

Direction Commerciale – April 2010

Table of contents

Part 1
LAUNCH SPECIFICATION

1.		General	I-1
2.		Principal Characteristics of the Launch	I-1
	2.1	The Mission	I-1
	2.2	Period, Slot, Day of the Launch	I-1
	2.3	Launch Window	I-2
3.		Main Interfaces	I-2
	3.1	Mechanical Interfaces	I-2
	3.2	Electrical and RF Interfaces	I-3
	3.3	Modification to the Applicable Documents

Part 2
ARIANESPACE TECHNICAL COMMITMENTS

1.		Launch Service Management	II-1
2.		Launch Vehicle Hardware and Software Supply	II-1
3.		Systems Engineering Support	II-3
4.		Launch Vehicle Operations	II-4

Part 3
CUSTOMER TECHNICAL COMMITMENTS

1.		General	III-1
2.		Hardware Supply	III-1
3.		Schedule Obligations	III-1

Part 4
DOCUMENTATION AND REVIEWS

1.		Documentation	IV-1
	1.1	DUA	IV-1
	1.2	DCI	IV-1
	1.3	Systems Engineering Documentation	IV-1
	1.4	Documentation to be issued by AE	IV-4
	1.5	Documentation to be issued by Customer	IV-3
2.		Meetings	IV-5
	2.1	Interface Meetings	IV-5
	2.2	Launch Vehicle Production Standard Reviews	IV-5
	2.3	Spacecraft Reviews	IV-7
	2.4	Quality Reporting	IV-8
	2.5	Launch Vehicle campaign meetings at the Launch Base	IV-7

Part 5
GENERAL RANGE SUPPORT (GRS) AND OPTIONAL SERVICES

1.		General Range Support	V-1
	1.1	Transport Services	V-1
	1.2	Payload Preparation Facilities	V-2
	1.3	Communication Links	V-4
	1.4	Analyses	V-5
	1.5	Operations	V-5
	1.6	Fluid Deliveries	V-5
	1.7	Miscellaneous	V-6
	1.8	Additional Services	V-5
2.		Options ordered by CUSTOMER	V-14
3.		Additional Options available to CUSTOMER

- ARIANESPACE PROPRIETARY -	i

Applicable documents

Applicable documents

The following documents form a part of this Statement of Work (SoW) and are applicable. In the event of a conflict with any of the documents listed, the SoW shall take precedence.

•	[A] ARIANE 5 User’s Manual (MUA 5), Issue 5, Revision 0 (July 2008)

•	[B] CSG safety regulations (Volume 2, Part 2) - CSG-RS-22A-CN, Issue 5, Revision 7 (June 2008)

•	[C] General specification for payload dynamic models - A5-SG-0-01, Issue 4 (March 2001)

•	[D] Technical specification for the payload thermal model - A4-SG-1-26, Issue 3 (October 1992)

•	[E] Format for Spacecraft Environmental Test Prediction and Test Report – Documentation for Sine Test Support, LS-SG-1000000-X-001-AE Issue 0, Revision 0 (July 2006) [1]

•	[F] General Specification for Radio Compatibility Analysis Input; LS-SG-1000000-X-002-AE Edition 0, Revision 0 (October 2008)

ARIANESPACE reserves the right to modify documents [A] to [F]. Copies of any revised pages shall be forwarded to CUSTOMER as soon as they have been approved for implementation by the Ariane Modification Review Boards. In any case, modification(s) to these documents, which are not part of this annex 1, and which may affect the compatibility of the Spacecraft with the Launch System, and/or impact the mission, will not be applicable without negotiation and prior agreement between the Parties.

Reference documents

A reference document is part of the necessary data base used by CUSTOMER and ARIANESPACE in the course of fulfilling the Launch Service Agreement. This list of reference documents will be completed throughout the project.

•	EPCU Manual, Revision V-9.0 (2009)

[1]

Document [E] shall be considered applicable as far as it defines comprehensively the contents of the spacecraft environmental test report requested by ARIANESPACE to address the spacecraft qualification for a mission using the Arianespace Launch Vehicles. However, the format specified for such report is not mandatory and shall not be considered applicable.

- ARIANESPACE PROPRIETARY -	ii

Part 1 – JUPITER

Part 1

LAUNCH SPECIFICATION

April 2010

- ARIANESPACE PROPRIETARY -	I

Part 1 – JUPITER

1. General

The standard characteristics of the Launch Vehicle, Launch Range, Launch Operations, and of the Mission are described in the latest issue of the ARIANE 5 User’s Manual, “MUA 5”.

2. Principal Characteristics of the Launch

2.1 The Mission

ARIANE 5
Type of Mission :	[***]
Type of Orbit :	[***]
Altitude of Perigee :	[***]
True altitude @ 1st Apogee :	[***]
Inclination :	[***]
Argument of Perigee :	[***]
[***]
Separated Mass :	[***]
S/C Separation Conditions :	[***]

The final Launch Vehicle trajectory will be optimised in the frame of the Final Mission Analysis, taking into account JUPITER and its co-passenger final mass properties, as defined at RAMF – 3 months, where the RAMF is the Final Mission Analysis Review. Should enough performance be available, the optimised trajectory will target improved orbital parameters (e.g. lower inclination), as long as it remains compliant with both satellites and Launch Vehicle constraints.

2.2 Period, Slot, Day of the Launch

The Period, Slot and Day of the Launch are defined according to the provisions of Article 6 of the Terms and Conditions of the Agreement.

- ARIANESPACE PROPRIETARY -	I-1

Part 1 – JUPITER

2.3 Launch Window

The Spacecraft Launch Window must contain, at least, the ARIANE 5 standard window as specified in the figure 2.7.3.a of the ARIANE 5 User’s Manual (MUA5). The Launch must be possible any day of the Period or of the Slot. Any discrepancy between the MUA 5 specified window and the JUPITER window will be treated in the course of the mission integration activities and the parties will cooperate in good faith to achieve its resolution.

Based on the ARIANE reference orbit and time, the preliminary Launch Window will be agreed upon by CUSTOMER and ARIANESPACE at the Preliminary Mission Analysis Review RAM(P).

The final Launch Window, in terms of lift-off time, will be calculated by CUSTOMER and the Co-passenger, respectively, based on orbit parameters at separation taken from the Final Mission Analysis document.

The resulting Combined Launch Window will then be computed by ARIANESPACE.

The Combined Launch Window will be agreed upon by CUSTOMER, the Co-passenger and ARIANESPACE before the Launch Vehicle Readiness Review (RAV). Any further modification is subject to formal agreement between all Parties.

In case of launch postponement after filling operations, the CUSTOMER shall do his best efforts to meet any new launch date set forth by ARIANESPACE.

3. Main Interfaces

All mechanical and electrical interfaces shall be compatible with the Ariane interfaces defined in the MUA 5.

3.1 Mechanical Interfaces

3.1.1 Adapter interface

Adapter Interface:	1194

The Payload Adapter System to be used for JUPITER mission is either PAS 1194VS or PAS 1194C as described in Annex 8 of the MUA 5. The clamp band tension will be defined in accordance with the spacecraft mass and centre of gravity height with respect to the separation plane.

- ARIANESPACE PROPRIETARY -	I-2

Part 1 – JUPITER

3.1.2 Spacecraft volume

The Spacecraft shall be compatible with the volume available beneath a long fairing and above a SYLDA 5 + 1500 mm, as defined in Figure A5.2 of the MUA 5.

3.2 Electrical and RF Interfaces

ARIANE Standard Umbilical Connectors:

Location	Type
Spacecraft J1	DBAS 70 37 OSN
Spacecraft J2	DBAS 70 37 OSY
Adapter P1 or P5	DBAS 025 8210 37
Adapter P2 or P6	DBAS 025 8214 37

ARIANE services:

Service definition
Dry Loop command	NO
Electrical command	NO
Power supply	NO
Pyrotechnic command	NO

In case of RF interference with another spacecraft, the CUSTOMER accepts, at ARIANESPACE request, to consider a 50/50% time sharing agreement.

4. Environmental conditions

Environmental conditions are as described in Chapter 3 of the ARIANE-5 User’s Manual (MUA 5), except for the applicable shock environment in Section 3.2.6.

[***]

Axial Shock		Radial Shock
Frequency (Hz)	SRS Levels (g’s Peak)	Frequency (Hz)	SRS Levels (g’s Peak)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]

[***]

- ARIANESPACE PROPRIETARY -	I-3

Part 1 – JUPITER

5. Modification to the Applicable Documents

The following modifications have been brought to the applicable documents in the frame of this Statement of Work.

Technical specification for the payload thermal model - A4-SG-1-26 Issue 3

•	The number of thermal nodes used to represent the spacecraft may be increased from [***].

- ARIANESPACE PROPRIETARY -	I-4

Part 2 – JUPITER

Part 2

ARIANESPACE TECHNICAL

COMMITMENTS

April 2010

- ARIANESPACE PROPRIETARY -	II

Part 2 – JUPITER

ARIANESPACE shall provide the following Launch services using the ARIANE 5 Launch Vehicle as described in the latest issue of the User’s Manuals.

•	Overall Launch Service management

•	Launch Vehicle hardware and software supply

•	Mission analysis

•	Launch Vehicle Operations

•	Launch site CUSTOMER support as described in Part 5

•	Documentation and meeting as described in Part 4

Additions to the deliverables in this annex 1 are possible, subject to negotiations and additional order(s) from the CUSTOMER as listed in Part 5.

1. Launch Service management

ARIANESPACE shall provide overall management for the Launch services as described in MUA 5. The ARIANESPACE Program director will be the single point of contact between the CUSTOMER and ARIANESPACE.

General Contract Management	Contract amendments, payments, planning, configuration control, documentation, reviews, meetings, co-passenger management if any), etc…

Launch Vehicle Production including quality plan	Test, acceptance, …

Mission Analysis

Launch Base Operations

Ground and Flight Safety	Interface with CSG for Safety Submissions

2. Launch Vehicle Hardware and Software Supply

ARIANESPACE shall supply the Hardware and Software to carry out the Mission, complying with mission/launcher requirements as defined in part 1.

2.1 Launch Vehicle Hardware

Launch Vehicle

Launch Vehicle Propellants

- ARIANESPACE PROPRIETARY -	II-1

Part 2 – JUPITER

2.2 Launch Vehicle Payload Compartment

Fairing or Dual Launch Support Structure	As defined in chapt.3.1.2 of Part 1

Spacecraft Adapter	As per chapt.3.1.1 of Part 1, including the corresponding separation system

Passive Repeater	[***]

Access Doors	[***]

1 Mission Logo (2 identical stickers, 2m x 2m)	Artwork to be supplied at L – 6 months by customer

2.3 Fight Software

One Flight Program

2.4 Miscellaneous

Spacecraft side Adapter Interface Umbilical Connectors	As defined in chapt.3.2 of Part 1

Cannon Connectors

2 Check-Out Terminal Equipment (COTE) Racks (if required)	Compatible with the ARIANE 5 launch Table

- ARIANESPACE PROPRIETARY -	II-2

Part 2 – JUPITER

3. Systems Engineering

ARIANESPACE shall provide the systems engineering as described hereunder.

INTERFACE MANAGEMENT
Interface Control Document (DCI) configuration control
MISSION ANALYSIS
Trajectory, Performance and Injection Accuracy AnalysisŒ	Prelim. Finalv	1 1

Separation Analysis (Clearance, Kinematics, Collision Avoidance)	Prelim. Finalv	1 1

Dynamic Coupled Loads Analysis (CLA)	Prelim. Finalv	1 1

Electromagnetic and Radio-Frequency Compatibility Analysis	Prelim. Finalv	1 1

Thermal Analysis	Finalv	1

SPACECRAFT DESIGN COMPATIBILITY VERIFICATION SUPPORT

Support for S/C Environmental Tests

POST-LAUNCH ANALYSIS

S/C orbital parameters & attitude date from L/V telemetry (at S/C Separation)

Launch Evaluation Report [DEL]

Œ	The spacecraft orbital parameters at separation are provided as part of this analysis.

v	Final analysis are carried out with the final flight configuration

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Part 2 – JUPITER

4. Operations

ARIANESPACE shall supply the following on the Launch Campaign as listed hereunder.

Launch Vehicle Operations	All operations without the S/C

Combined Operations (POC)	Assembly, integration and checkout of S/C on Launch Vehicle flight structures (adapter, Sylda, fairing, VEB…)

Countdown Rehearsal	At [***] days Operational rehearsal with participation of Spacecraft(s) and Launch Vehicle, countdown sequence training with simulated flight sequence (activation of all Launch base resources)

Countdown Execution:	Up to Lift-Off

The ARIANESPACE Launch site CUSTOMER support for Spacecraft operations as well as the ARIANESPACE optional services are described in Part 5.

The ARIANESPACE responsibility for documentation and meetings is described in Part 4.

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Part 3 – JUPITER

Part 3

CUSTOMER TECHNICAL

COMMITMENTS

April 2010

- ARIANESPACE PROPRIETARY -	III

Part 3 – JUPITER

1. General

To allow ARIANESPACE to timely prepare the Launch, the CUSTOMER shall make available technical data and documentation, a comprehensive overview of Spacecraft production planning, the Spacecraft and associated means as defined in the ARIANE 5 User’s Manual (MUA 5).

CUSTOMER shall ensure that the Spacecraft meets the requirements expressed in Part 1.

As the Launch site, CUSTOMER and its subcontractors shall manage and perform all Spacecraft activities relative to the Spacecraft preparation for Launch.

The CUSTOMER responsibility for documentation and meetings is described in Part 4.

2. Hardware supply

Spacecraft Hardware

Spacecraft Propellants

Spacecraft Simulator	Representative of the Spacecraft electrical systems in interface with the Launch System. Used for electrical validations during fit-check, if any, and launch campaign.

Mechanical and Electrical Ground Support Equipment	As required to operate the Spacecraft on the launch site (with the execution of those temporarily or permanently provide by ARIANESPACE as listed in the GRS – see Part 5)

Two sets of ground harness will be required to connect CUSTOMER’s Check-Out Terminal Equipment (COTE) to the spacecraft or spacecraft simulator for electrical validations performed during combined operations.

3. Schedule Obligations

Depending on the Launch configuration, the Spacecraft shall be made available to ARIANESPACE for the Combined Operations with the Launch Vehicle [***] working days prior to the Launch, at the latest. The applicable date will be defined in the Combined Operations Plan (P.O.C.) approved by the CUSTOMER.

The Spacecraft check-out equipment and the ARIANE 5 specific COTE (Check Out Terminal Equipment) necessary to support the Spacecraft/Launch Vehicle on-pad operations shall be made available to ARIANESPACE, and validated, two days prior to operational use according to the approved POC, at the latest. The Spacecraft check-out equipment and the ARIANE 5 specific COTE (Check Out Terminal Equipment) will be available for removal from the launch table between

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Part 4 – JUPITER

one working day (COTE compliant with an horizontal position handling capability) to three working days after launch (COTE not compliant with a horizontal position handling capability).

All Spacecraft mechanical & electrical support equipment shall be removed from the various EPCU buildings & A5 Launch Table within [***] working days after the Launch, packed and made ready for return shipment.

4. Spacecraft Propellants and Hazardous Products

Spacecraft propellants are provided by the CUSTOMER and his subcontractors. The spacecraft propellants will be delivered to the CSG at the earliest [***] before and at the latest [***] before the Spacecraft launch campaign.

The CUSTOMER and its subcontractors are responsible for the transport of the propellants to the CSG in compliance with the International Maritime Dangerous Goods (IMDG) rules.

Disposal of hazardous products is not authorised and wastes must be repatriated by the CUSTOMER after the campaign. The residual propellants and hazardous products must be shipped back within one month after the launch Campaign.

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Part 4 – JUPITER

Part 4

DOCUMENTATION AND

REVIEWS

April 2010

- ARIANESPACE PROPRIETARY -	IV

Part 4 – JUPITER

1. Documentation

The description of main documentation to be issued by CUSTOMER and ARIANESPACE in order to prepare the mission can be found in the MUA 5.

1.1 DUA

In accordance with the MUAs, the CUSTOMER will issue the Application to Use ARIANE (DUA), which contains the essential requirements and information for the correct execution of the Launch Service. The DUA can be provided under the form of a Spacecraft Interface Requirements Document (IRD) or a redlined Interface Control Document of a previous LS1300 program launched by ARIANE 5ECA.

1.2 DCI

ARIANESPACE will issue the Interface Control Document (DCI) between the Spacecraft and the Launch System. The DCI will be maintained under formal Configuration Control until the Launch, and becomes the unique working document for all technical interfaces between the Spacecraft and the Launch System.

The DCI Issue 0, based on the DUA, will be prepared and released before the Preliminary Mission Analysis Review (RAMP).

The DCI Issue 1, will be prepared and released after the Preliminary Mission Analysis Review (RAMP).

The DCI Issue 2, specific to each Spacecraft Launch, will be prepared and released after the Final Mission Analysis Review (RAMF).

1.3 Systems Engineering Documentation

The CUSTOMER and ARIANESPACE will issue input and output data related to the Mission, the Qualification and Acceptance process of the Spacecraft, Operations and Safety, respectively. These documents (as described in tables hereunder) are intended to:

•	Specify the mission Requirements

•	Demonstrate the compatibility of the ARIANE 5 mission with the CUSTOMER requirements.

•	Demonstrate the compatibility of the Spacecraft with the ARIANE 5 flight environment and specifications.

The timely availability and validity of such documentation, especially Mission Analysis Inputs, is essential for the preparation of the Launch.

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The documentation deliverables between ARIANESPACE and CUSTOMER are summarized in the following paragraphs. Except where otherwise specified, “L” (in months) represents [***] .

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Part 4 – JUPITER

1.4 Documentation to be issued by Customer

Customer shall deliver to ARIANESPACE the documentation listed in the table hereunder. Any changes to these requirements shall be agreed by the Parties, shall be documented through the milestones list or meetings minutes and will not require a change to these Statements of work.

Ref.	Document	Date	Arianespace Action

1	Applications to use Ariane DUA	[***]	R

	Safety Submission Phase 1	[***]	A

2	S/C Dynamic model (preliminary)	[***]	R

According to SG-0-01

3	Safety submission Phase 2	[***] [***] [***]	A

4	S/C mechanical environment Test plan	[***]	A

5	S/C thermal model according to SG-1-26	[***]	R

6	S/C Launch Operations Plan (POS)	[***]	R

7	S/C Dynamic model (final) according to SG-0-01	[***]	R

8	Updated S/C data for final mission analysis	[***]	R

9	S/C operations procedures applicable at CSG, including Safety Submission Phase 3	[***]	A

10	Environmental Testing : Instrumentation plan, notching plan, test prediction for Sine test according LS-SG-1000000-X-001-AE	- 	A

11	Environmental Testing : Instrumentation plan, test plan for Acoustic test according LS-SG-1000000-X-001-AE	- 	A

12	S/C final Launch window	[***]

13	S/C mechanical environment tests results according to LS-SG-1000000-X-001-AE	- Ž	A

14	Final SC/mass properties	- 	R

15	Orbital Tracking report (orbit parameters and attitude at separation)	[***]	I

Œ	A ð Approval ; R ð Review; I ð Information

	[***]

Ž	[***]

	Including S/C wet mass, S/C dry mass, propellant mass break down

	[***]

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1.5 Documentation to be issued by ARIANESPACE

ARIANESPACE shall deliver to Customer the documentation listed in the table hereunder. Any changes to these requirements shall be agreed by the Parties, shall be documented through the milestones list or meetings minutes and will not require a change to these Statements of work.

Ref.	Document	Date	Customer Action	Remarks
1	Interface Control Document (DCI):

	Issue 0	[***]	R

	Issue 1, rev 0	[***]	A	After RAMP

	Issue 2, rev 0	[***]	A	After RAMF

2	Preliminary Mission Analysis Documents	[***]	R

3	Final Mission Analysis Documents (including Final CLA and Thermal Analysis report)	[***]	R

4	Interleaved Operations Plan (POI)	[***]	R	At RAMF

5	Combined Operations Plan (POC)	[***]	A

6	Countdown sequence	[***]	R

7	Safety Statements :

	Phase 1 reply	[***]	R

	Phase 2 replies	[***]	R

	Phase 3 reply	[***]	R

8	Injection Data (orbital parameters and attitude data prior to separation)	[***]

9	Launch Evaluation Document (del)	

Œ	A ð Approval ; R ð Review; I ð Information

	[***]

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Part 4 – JUPITER

2. Meetings

2.1 Interface Meetings

The CUSTOMER and ARIANESPACE agree to meet as necessary to allow for good and timely execution of all activities related to the preparation of the Launch. A guideline is presented in following Table 1.

The responsible managers of the CUSTOMER and ARIANESPACE shall agree exact dates, locations, agendas and participation upon sufficiently in advance, on a case by case basis.

For all meetings taking place at the CUSTOMER’s contractor premises, the CUSTOMER will obtain necessary clearance for ARIANESPACE and their nominated contractor(s) personnel. Similarly, ARIANESPACE will obtain clearances for Customer(s) and Customer Contractor(s) personnel for meetings/Visits at ARIANESPACE and its Contractor(s) premises.

It is understood that during the interface meetings, a review of contractual and general management items will be performed, i.e. planning, milestones, changes, financial matters as applicable. The CUSTOMER and ARIANESPACE will be free to invite their contractors to the interface meetings.

2.2 Launch Vehicle Standard Reviews

The CUSTOMER will be invited to the following Launch Vehicle Reviews:

•	Launch Vehicle Flight Readiness Review (RAV) [***] .

•	POC Readiness Review (BT POC) [***] .

•	Launch Readiness Review (RAL) at [***] .

•	Immediate Post Flight Review (CRAL) at [***]

The review documentation will be handed out to the CUSTOMER at each of these reviews.

2.2.1 Launch Vehicle Flight Readiness Review (RAV)

This review is performed about [***] before the Launch and allows ARIANESPACE Management to authorise the start of the Launch Vehicle campaign. CUSTOMER is formally invited to attend.

The review is co-chaired by the ARIANE Production Project Manager (CPAP) and the Launch Campaign Quality Director (CQCL).

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At that time, all flight hardware i.e. stages, vehicle equipment bay, upper composite structures (including fairing and adaptors), are reviewed, through comprehensive documentation (available at ARIANESPACE). The documentation covers, but is not limited to, hardware identification performance test results and major waivers, anomalies and failures during tests, life limitations, on-going production status of same equipment, etc… The Payload status is also presented (mission, flight program, waivers, etc…).

The RAV documentation will be made available to CUSTOMER during the review.

2.2.2 POC Readiness Review (BT POC)

This review is performed before the start of the Combined Operations (POC). It allows ARIANESPACE Management to authorise the start of the Combined Operations (POC) between the Launch Vehicle and the Spacecrafts. The CUSTOMER is required to provide a Spacecraft readiness status to start the POC activities.

The review is chaired by the Ariane Mission Director (CM) and it covers the readiness status with respect to the POC activities for:

•	The Launch Vehicle, (including RAF debriefing),

•	The Ariane Launch Complex (ELA),

•	The Spacecraft.

All participants to the Review receive a comprehensive set of summary documents presenting the readiness status of all the parties.

The Launch Vehicle Functional Review (RAF) is an internal ARIANESPACE review of the Launch Vehicle status before the transfer of the Launch Vehicle to the BAF.

2.2.3 Launch Readiness Review (RAL)

This review takes places at the launch site at [***] . It allows ARIANESPACE Management to authorize the transfer of the Launch Vehicle from the Final Assembly Building to the Launch pad and to start filling operations and final countdown. CUSTOMER is requested to attend and confirm Spacecraft readiness for flight.

A pre-RAL meeting will be organised by ARIANESPACE prior to that actual review in order to:

•	Inform the CUSTOMER of the significant items that will be presented in the RAL,

•	Provide any additional clarification that may result from previous written questions raised by the CUSTOMER.

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The review is co-chaired by the ARIANE Production Project Manager (CPAP) and the Launch Campaign Quality Director (CQCL).

It covers the launch readiness of:

•	The Launch Vehicle

•	The Ariane 5 Launch Complex (ELA),

•	The Launch Base (CSG)

•	The Spacecraft and its associated ground support network.

All participants to the Review receive a comprehensive set of summary documents presenting the readiness status of all the parties.

No further presentation meeting, dealing with the RAL content, will be organised after the RAL has authorised to proceed with the Launch Vehicle filling operations.

Nevertheless, in the event of significant anomalies occurring after the RAL, necessary meetings may be organised.

2.2.4 Immediate Post Flight Review (CRAL)

This review is performed the day after the Launch. ARIANESPACE provides the first flight data evaluation after the flight.

The CUSTOMER is invited to attend and provide the Spacecraft status after separation and acquisition by the ground stations.

2.3 Spacecraft Reviews

ARIANESPACE wishes to be invited to attend the Spacecraft Qualification / Acceptance / Flight readiness and/or Pre-shipment Review.

2.4 Launch Vehicle campaign meetings at the Launch Base

During the Launch Vehicle Campaign, CUSTOMER is invited to attend the daily Launch Vehicle BAF Campaign meetings. These meetings are held in French.

In case of a major anomaly or incident, a specific dedicated meeting is organised with the Launch Vehicle and Quality authorities to understand the anomaly or incident, and to set up a corrective action plan.

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Part 4 – JUPITER

2.5 Quality Reporting

Quality in Production, Operations and Organization has been given a top priority, directly driven and monitored by the General Management of ARIANESPACE.

The ARIANESPACE QUALITY MANUAL translates this commitment in terms of operating principles, method and functioning rules.

The information given to the CUSTOMER is subject to the confidentiality provisions described in Article 16 of the Launch Service Agreement.

2.5.1 Quality Meetings

See optional service: E10

2.5.2 Failure Reporting

All non conformances and incidents are processed in accordance with the ARIANESPACE QUALITY MANUAL. Any incident during integration or test is registered in the log book of the equipment concerned.

Assessment of incidents is performed systematically by the services of the industrial Prime-Contractor and by the Industrial Architect.

In case of significant anomalies, visits to main contractor facilities may be organized, if necessary.

Significant incidents are also reported systematically during RAV and RAL reviews.

2.5.3 Reliability

Reliability predictions are continuously updated, taking into account any new data or configuration changes.

Reliability information is made available to CUSTOMER during reviews.

2.6 Support for Insurance

ARIANESPACE will provide its support to the Customer for launch activities related questions (pre launch or post launch, if, as, and when required) raised by the insurance community.

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Part 4 – JUPITER

ARIANESPACE may attend and provide support for Customer presentations for the insurance community.

2.7 Quarterly Progress Reports and Meeting

Arianespace may prepare Quarterly Progress Meetings that shall be convened quarterly and attended by representatives from the Customer and ARIANESPACE.

Arianespace shall provide for these meetings Quarterly Progress Reports that contain an overall program review and an overview of the Spacecraft integration activities, such as the review of the master schedule, approval of program documentation, review of all outstanding action items, and action item closures since the previous meetings/reviews. The Quarterly Meeting could be combined with other meetings or may be organized through Conference calls.

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Part 4 – JUPITER

Table 1 – ARIANESPACE/CUSTOMER – Interface Meeting Schedule

A typical content of the different reviews are described below, the description of the reviews below is not exhaustive and is susceptible to modification, after agreements between the parties. Any changes to the contents below listed will not require a change to the SOW.

N°	Titre	Date	Object‚	Placeƒ

1	Contractual Kick-off Meeting: Project management – project milestones – organisation – security an confidentiality aspects – communications protocol	[***]	M-E	C

2	DUA Review: Review of the Spacecraft characteristics and requirements	[***]	M-E-O-S	E

3	Mission Analysis Kick-off: Presentation of the ARIANE mission analysis computations and methods Review of Safety Submission Phase 1 First review of the DCI Issue 0 Revision 0	[***]	M-E-O-S	C or W

4	Prelim. Mission Analysis Review (RAMP): Trajectory – performance – separation – dynamic environment – EMC environment Review of Safety Submission status DCI review	[***]	M-E-O-S	E

5	DCI Signature issue 1/revision 0	[***]	M-E-O	E ou C

6

Preparation of S/C Operations Plan (POS)

Launch base facilities visit – Satellite Operations Plan (POS) – CSG support – Telecommunications network - Safety submission phases 1 and 2

DCI review (chapters 7 and 8)

		[***]	M-O-S	K or C

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Part 4 – JUPITER

7

Review of S/C Operations Plan (POS)

Launch base facilities visit – transport and logistics –Satellite Operations Plan (POS) – Interleaved Operations Plan (POI) – Combined Operations Plan (POC) – telecommunications network

Safety submission phases 1 and2

DCI review (chapters 7 and 8)

		[***]	M-O-S	K

8	Security Review	[***]	M-O-S	K

9

Final Mission Analysis Review (RAMF):

Trajectory – performance –separation – thermal – dynamic environment – EMC environment – authorisation to start the flight program production – Spacecraft qualification status

DCI review

		[***]	M-E-O-S	E

10

Final Campaign Preparation Meeting:

Campaign preparation status - Satellite Operations Plan (POS) – Interleaved Operations Plan (POI) – Combined Operations Plan

Safety submission status

DCI review (chapters 7 and 8)

		[***]	M-O-S	E

11	DCI Signature issue 2 Revision 0:	[***]	M-O-S	E, C or K

12	Range Configuration Review: Review of the range facilities used for the Spacecraft campaign at the start of the campaign		M-O-S	K

13	POC Readiness Review: Launch Vehicle and Launch system status Spacecraft status		M-0-S	K

Œ	Meeting target dates are given, taking into account the respective commitments of both parties for the delivery of the documentation as described in this annex 1 parts 2 & 3

Dates are given in months, relative to L, where L is the first day of the latest agreed Launch period or Slot, as applicable.

	M ð Management; E ð Engineering; O ð Operations; S ð Safety

Ž	E ð Evry ; K ð Kourou; C ð CUSTOMER HQ; W ð Contractor Plant

	[***]

	[***]

- ARIANESPACE PROPRIETARY -	IV-11

Part 5 – JUPITER

Part 5

GENERAL RANGE SUPPORT

(GRS) AND OPTIONAL

SERVICES

April 2010

- ARIANESPACE PROPRIETARY -	V

Part 5 – JUPITER

1. General Range Support

The General Range Support provides the CUSTOMER, on a lump sum basis, with a number of standard services and standard quantities of fluids (see List hereafter). Request(s) for additional services and/or supply of additional fluids exceeding the scope of the GRS can be accommodated, subject to negotiation between ARIANESPACE and the CUSTOMER.

Technical Definitions are in the MUA. Further technical details and data can be found in the EPCU Manual.

Except where otherwise specified, “L” (in months) represents the first day of the latest agreed Launch Period, or Slot, as applicable.

Campaign durationŒ	Price (k€)	Terms
[***]	[***]

Œ	From S/C and associated equipment arrival in French Guiana up to the S/C hand over to Arianespace.

Note that the prices quoted in the GRS do not include spacecraft storage periods due to delays incurred by the Spacecraft or any other unforeseen extension of the planned launch campaign duration caused by the Spacecraft. Situations such as these will be discussed in good faith by ARIANESPACE and CUSTOMER to agree on how to share any additional cost. For greater clarity, the Jupiter spacecraft will be stored at no cost to CUSTOMER if the launch delays are caused by ARIANESPACE or the co-passenger.

1.1 Transport Services

CUSTOMER Personnel & Luggage	Transport from and to Rochambeau Airport and Kourou at arrival and departure, as necessary.

Spacecraft & Equipment Transport Œ 

Subject to advanced notice and performed nominally within normal CSG working hours (2 shifts of 8 hours per day, between 6 am and 10 pm from Monday to Friday).

Availability outside normal working hours, Saturdays, Sundays, and public holidays subject to negotiations, to advance notice and to agreement by the local authorities.

From Cayenne to CSG and return.

Various freight categories (standard, hazardous, fragile, oversized loads, low speed drive, etc…)

Limited to 26 10 ft pallets (or equivalent) in one shipment (plane or vessel)

Spacecraft Inter-Site Transport 	All CSG inter-site transports of the Spacecraft either inside the S/C container, the ARIANE Payload Container (CCU) or encapsulated inside the Launch Vehicle Composite.

Inter-Site Equipment Transport 	All CSG inter-site transports of CUSTOMER equipment.

Logistics Support	Support for shipment and customs procedures for the Spacecraft and its associated equipment, and for personal luggage and equipment transported as accompanied luggage.

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Œ

  The following is included in the Transport Service :

Coordination of loading/unloading activities

Transport form Rochambeau Airport and/or Degrad-des-Cannes harbour to CSG

Return to Airport/Harbour 3 working days after Launch

Depalletisation of Spacecraft Support Equipment on arrival to CSG, and dispatching to the various working areas.

Palletisation of Spacecraft Support Equipment prior to departure from CSG to Airport/Harbour,

All work associated with the delivery of freight by the Carrier at Airport/Harbour,

CSG Support for the installation and removal of the Spacecraft Check-Out Equipment.

  The following is NOT included in the Transport Service :

The “octroi de mer” tax on equipment permanently imported to Guyana, if any.

Insurance for Spacecraft and its associated Equipment.

	The maximum temperature to which containers and packing may be exposed during any transport is 35°C.

1.2 Payload Preparation Facilities

The Payload Preparation Complex, with its personnel for support, may be used simultaneously by several customers. Specific facilities are dedicated to the CUSTOMER on the following basis:

Range Operations	Normal working hours are based on 2 Shifts of 8 hours per day, between 6:00 am and 10:00 pm from Monday to Friday and, for non hazardous operations, on Saturday

Work shifts out of normal working hours, Sunday or Public Holiday or for hazardous operations on Saturday are possible, but subject to negotiations and agreement of Local Authorities. (No shifts on Sunday and Public Holiday in hazardous zone)

EPCU Facilities	Spacecraft Preparation (Clean Room)	350 m2
Standard Conditions for Temp. and	Filling Hall	Dedicated
relative Humidity are defined in the	Lab for Check-out Stations (LBC)	110 m2
ARIANE 5 User’s Manual MUA 5	Offices and meeting rooms	250 m2

Access to the EPCU area	Restricted to authorised personnel only, permanently controlled by Range Security.

Access to offices, checkout stations, and clean rooms, is controlled through dedicated electronic card system and keypad locks.

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Clean rooms are permanently monitored by a CCTV camera

Access outside normal Working Hours	Access to Offices and LBC beyond normal working hours is authorized.

Access to the clean rooms beyond normal working hours is authorized with the following restrictions :

-   Advanced notice

-   No Range Support provided

-   No hazardous operations or external hazardous constraints

-   Crane utilisation only by certified personnel

-   No changes to the facilities configuration

Schedule Restrictions	Launch Campaign Duration Extension is possible, but is subject to negotiations.

Spacecraft ground equipment must be ready to leave the range within 3 working days after the Launch.

Transfer of S/C and its associated equipment to the spacecraft filing facilities normally no earlier than [***] before start of POC.

After S/C transfer to spacecraft filling facility, and upon request by ARIANESPACE, the Spacecraft Preparation Clean room may be used by another S/C.

Evacuation of equipment from clean room 24H after departure of S/C

Access to the EPCU area	As described in EPCU Manual.

No Break Power Supply	LBC	30 kVA

	Spacecraft Filling Building (Hazardous Preparations Facilities or HPF)	20 kVA

	Launch Pad & BAF	20 kVA

Calibration Equipment	As described in EPCU Manual

Storage	Any storage of equipment during the Campaign

Propellant storage provided for a duration starting two months before the campaign until one month after Launch.

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Part 5 – JUPITER

1.3 Communication Links

The following communication services between the different Spacecraft preparation facilities will be provided for the duration of a standard campaign (including technical assistance for connection, validation and permanent monitoring):

Service	Type	Remarks
RF - Link	S/C/Ku band	1 TM / 1TC through optical fiber

Baseband Link	S/C/Ku band	2 TM / 2TC through optical fiber

Data Link	Romulus Network, V11 and V24	For COTE monitoring & remote control

Ethernet	Planet Network, 10 Mbits/sec	3 VLAN 

Umbilical Link	Copper lines	2x37 Pins for S/C umbilical & 2x37 Pins for Auxiliary Equipment (as per MUA 5 §5.5)

Internet	ADSL	3 connections 

Closed Circuit TV		As necessary

Intercom System		As necessary

Paging System		5 beepers 

CSG Telephone		As necessary

International Telephone Links Œ	With Access Code	As necessary

ISDN (RNIS) links	Subscribed by CUSTOMER	Routed to dedicated CUSTOMER’s working zone

Facsimile in offices Œ		2

Video Conference Œ	Shared with other users	As necessary

Œ	Traffic to be paid, at cost, on CSG invoice after the campaign.
	To be shared between the Customer and his subcontractors

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Part 5 – JUPITER

1.4 Analyses

Service	Type	Remarks
Chemical Analyses	Propellant except Xenon	[***]

	Gas & fluids particles	[***]

	Clean room organic deposit	Continuous, one weekly report

Particle Count	Clean Room monitoring	Continuous, one weekly report

1.5 Operations

Service	Type	Remarks
S/C Weighing	Weighing performed by CSG (equipment and personnel)	[***]

	Calibrated weights	Available as necessary

Adaptor Fit Check	Mechanical and / or electrical	[***] Included in price is the mechanical fit-check at spacecraft arrival in Kourou and electrical verification (no spacecraft power-up)

1.6 Fluid Deliveries

Fluid	Type	Quantity
GN2	NSO dedicated local network	As necessary available at 190 bar

GHe	NSS dedicated local network	As necessary, available from 20 bars up to 360 bars with steps of 20 bar

LN2		As necessary

IPA	MOS-SELECTIPUR	As necessary

Water	Demineralised	As necessary

Any requirement different from the standard fluid delivery (different fluid specification or specific use) is subject to negotiation.

1.7 Additional Services

No-break power	10 UPS 1.4KVA at S1 or S5 offices for CUSTOMER PCs

Campaign Secretary Œ	Included in price

Copy machines	2 in S1 or S5 Area (1 for secretarial duties, 1 for extensive reproduction); paper provided

Technical photos	[***]

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Part 5 – JUPITER

Video transmission	[***]

Launch Campaign DVD	Launch Campaign and Launch coverage

Œ	Bilingual (English – French)

1.8 Miscellaneous

Room Reservation	Recommended in Kourou Hotels at CUSTOMER’s request (cancellation charges, if any, under CUSTOMER’s responsibility), through Free-Lance Service support.

CUSTOMER and S/C contractor assistance	For other housing, rental cars, flight reservations, banking, off duty & leisure activities through Free-lance service support.

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Part 5 – JUPITER

2. Options price Catalogue

In addition, the following options may be ordered by the Customer:

Prices are given in thousands of Euro (k€), on a firm fixed price basis, for 2009.

Optional Services	Ref. #	Price (k€)	Latest date for option request (in months)
A – Launch Vehicle Hardware

Redundant pyrotechnic command delivered by VEB to Spacecraft system (one triple command, current > 3A or > 5A)	A 10	[***]	[***]
Redundant electrical command delivered by VEB to spacecraft (One)	A 11	[***]	[***]
Dry loop command delivered by VEB to spacecraft (one)	A 12	[***]	[***]

Spacecraft GN2, purge	A 13	[***]	[***]

Specific access door	A 14	[***]	[***]

RF transmission through the payload compartment (either RF window or SRP)	A 15	[***]	[***]
Non standard SYLDA +2100	A 16	[***]	[***]

MFD shock damping device	A 17	[***]	[***]

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Optional Services	Ref. #	Price (k€)	Latest date for option request (in months)
B – Mission Analysis
Any additional Mission Analysis study or additional flight program requested or due to any change induced by CUSTOMER :
Preliminary CLA	B 10	[***]	[***]
Preliminary trajectory and separation	B 11	[***]	[***]
Preliminary EMC	B 12	[***]	[***]
Final CLA	B 13	[***]	[***]
Final trajectory and separation	B 14	[***]	[***]
Final EMC	B 15	[***]	[***]
Thermal analysis	B 16	[***]	[***]
Flight program	B 17	[***]	[***]

RAMP at Customer/Satellite manufacturer’s premises	B18	[***]	[***]

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Part 5 – JUPITER

Optional Services	Ref. #	Price (k€)	Latest date for option request (in months)
C – Interface Tests

Note: Any loan or purchase of equipment (adaptor, clamp-band, bolts, separation pyro set) can be envisaged and is subject to previous test plan acceptance by ARIANESPACE.

Fit-check (mechanical/electrical) with ground test hardware at CUSTOMER premises, including:	C 10	[***]	[***]

Loan of :

Flight standard adaptor, mechanically and electrically equipped

Flight standard separation system

Set of ground bolts

Associated ground support equipment

ARIANESPACE support for interface test (4 days max.).

For a Fit Check out of Europe, Arianespace provides the equipment CIP (Cost Insurance Paid) airport destination.

For a fit check out of Europe, the CUSTOMER is responsible for :

• Equipment reception/delivery at airport from/to the transport company • Customs clearance • Transport between airport and Fit Check premise (and back)

Fit-check (mechanical/electrical) with ground test hardware in Kourou, including:	C 11	[***]

Loan of :

Flight standard adaptor, mechanically and electrically equipped

Flight standard separation system

Set of ground bolts

Associated ground support equipment

Fit-check (mechanical/electrical) with ground test hardware and Shock test (one of) at CUSTOMER premises, including:	C 15	[***]	[***]

Loan of :

Flight standard adaptor, mechanically and electrically equipped

Flight standard separation system

Set of ground bolts

Set of clamp-band catchers

Associated ground support equipment

Pyrotechnic test hardware

- ARIANESPACE PROPRIETARY -	V-9

Part 5 – JUPITER

Spares

  Supply of consumable material for one test (separation system) :

Set of igniters

Set of bolt cutters

Set of flight bolts

Set of clamp-band catchers

ARIANESPACE support for interface test (4 days max.).

For a Fit Check out of Europe, Arianespace provides the equipment CIP (Cost Insurance Paid) airport destination.

For a fit check out of Europe, the CUSTOMER is responsible for:

•	Equipment reception/delivery at airport from/to the transport company

•	Customs clearance

•	Transport between airport and Fit Check premise (and back)

- ARIANESPACE PROPRIETARY -	V-10

Part 5 – JUPITER

Optional Services	Ref. #	Price (k€)	Latest date for option request (in months)
D – Range Operations and services
Campaign extension above contractual duration

Per day :	D 10	[***]	[***]

Additional shipment of spacecraft support equipment from Cayenne to CSG, one way (see conditions in the General Range Support description): One trailer for 1 to 3 ten feet pallet or container per trailer.

	D 11	[***]	[***]

Extra working shift for S/C and equipment arrival

Per shift (8 hours) :	D 12	[***]	[***]

Extra working shift, before beginning of hazardous HPF operations :

Per shift (8 hours) :	D 13	[***]	[***]

Extra working shift, after beginning of hazardous HPF operations :

Per shift (8 hours) :	D 14	[***]	[***]
Chemical analysis for propellant except Xenon	D 15	[***]	[***]

Chemical analysis for Gas & particles	D 16	[***]	[***]

Spacecraft weighing	D 17	[***]	[***]

Campaign Secretary Œ	D 18	[***]	[***]

Technical photos	D 19	[***]	[***]

Film processing	D 20	[***]	[***]

Transmission of TV Launch coverage to Paris	D 21	[***]	[***]

Transmission of TV Launch coverage to the point of reception requested by CUSTOMER	D 22	[***]	[***]

Additional CSG Site Survey	D 23	[***]	[***]

Œ	Bilingual (English – French)

- ARIANESPACE PROPRIETARY -	V-11

Part 5 – JUPITER

Optional Services	Ref. #	Price (k€)	Latest date for option request (in months)
E – Quality & Periodic Progress Reporting

Quality Reporting	E 10	[***]	[***]

A dedicated access right and adequate visibility on the Quality Assurance (QA) system can be given through the steps listed below :

Quality System Presentation

A Quality System Presentation (QSP) is included in the agenda of the contractual Kick-off Meeting. This general presentation explicitly reviews the Product Assurance provisions defined in the ARIANESPACE QUALITY MANUAL.

Quality Status Meeting:

A specific Quality Status Meeting (QSM) may be organized about 12 months before the Launch with special emphasis on major Quality an Reliability aspects (including failure reporting), relevant to the CUSTOMER Launch Vehicle batch. In addition, visits to main contractor facilities may be organized, if necessary.

Quality Status Review

A Quality Status Review (QSR) may be organized about four months before the Launch to review the CUSTOMER Launch Vehicle hardware.

In the same time frame, and if necessary, special assistance is provided to the CUSTOMER to facilitate his understanding of the ARIANE Quality Documentation that builds up progressively.

Support for Customer Insurance presentations	E20	[***]	[***]

Attendance and provide support by ARIANESPACE for Customer presentations for the insurance community

Quarterly Progress Meetings	E30	[***]	[***]

Arianespace shall provide for these meetings Quarterly Progress Reports that contain an overall program review and an overview of the Spacecraft integration activities, such as the review of the master schedule, approval of program documentation, review of all outstanding action items, and action item closures since the previous meetings/reviews. The Quarterly Meeting could be combined with other meetings or may be organized through Conference calls.

The information given to the CUSTOMER is subject to the confidentiality provisions described in Article 16 of the Agreement.

- ARIANESPACE PROPRIETARY -	V-12

Part 5 – JUPITER

Optional Services	Ref. #	Price (k€)	Latest date for option request (in months)
F – Miscellaneous
Shock compatibility analysis		[***]	[***]
Specific ventilation ground support equipment for Satellite ventilation through the fairing		[***]	[***]
Satellite storage		[***]	[***]
Propellant storage beyond the contractual obligations		[***]	[***]

- ARIANESPACE PROPRIETARY -	V-13

Part 5 – JUPITER

3. Options ordered by the Customer

In addition to the deliverables in the GRS, the following options have been ordered by the Customer:

Prices are given in thousands of Euro (k€), on a firm fixed price basis, for 2009.

Optional No	Item	Price (k€)	Terms of Payment
.

- ARIANESPACE PROPRIETARY -	V-14

ANNEX 2

E.S.A./ARIANESPACE Arrangement (Extract)

Certain European Governments, members of the European Space Agency (hereinafter referred to as “the Governments”) have committed themselves to take the ESA-developed launchers and the Soyuz launcher operated from the CSG into account when defining and executing their national programmes as well as the European and other international programmes in which they are involved. Arianespace has undertaken to give the European Space Agency and the Governments priority in supplying the launch services and slots that are needed for such programmes. Arianespace has also to ensure that in the event of a launch slot slippage due to the launcher system and/or the launch complex facilities, the relevant payload of the Agency or of a Government shall keep its launch ranking. Furthermore, in the event of the failure of a mission of the Agency or of a Government, they may ask Arianespace, in respect of a new launch, for the first, or failing this, the second launch slot compatible with the availability of the backup payload where the failure was due to the launcher system and/or the complex facilities operated for the launch, and the first compatible slot or, failing this, the first slot within 10 months at the most of the written request for a relaunch where the failure was due to the payload itself. Finally, Arianespace has given the Agency and the Governments an undertaking to pay special attention to the specific constraints imposed by scientific missions.

Commercial in Confidence